UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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VICI PROPERTIES INC.

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VICI™

VICI PROPERTIES INC.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020

A LETTER TO OUR STOCKHOLDERS FROM THE CEO

March 13, 2020

535 Madison Avenue, 20th Floor, New York, New York 10022 • Telephone (646) 949-4631

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc. on Thursday, April 30, 2020, at 11:00 a.m., Eastern Time, at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY 10017.

Your Board of Directors is unanimously recommending a highly qualified, experienced, diverse and actively engaged slate of nominees for election to the Board of Directors at the Annual Meeting. Your Board’s nominees are James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. Your Board brings executive and financial leadership, a wide range of complementary skills and backgrounds relevant to the company’s industry, strategy and commitment to stockholder value and diversity.

At the Annual Meeting, you will be asked to:

•	elect the seven members named in the accompanying proxy statement to serve on our Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	approve (on a non-binding, advisory basis) the compensation of our named executive officers;

•	approve an amendment to our bylaws to eliminate all supermajority voting provisions; and

•	transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The accompanying proxy statement provides a detailed description of these proposals and instructions on how to vote your shares.

Your vote is very important. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

On behalf of the Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you at the meeting.

Sincerely,

Edward B. Pitoniak

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 30, 2020 11:00 A.M., EASTERN TIME INTERCONTINENTAL NEW YORK BARCLAY HOTEL 111 East 48th Street, New York, NY 10017

PROXY VOTING

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc., at which stockholders will vote on the following proposals:

Items of Business
1.

To elect the seven director nominees named in the accompanying proxy statement to serve on our board of directors until the next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
3.	To approve (on a non-binding, advisory basis) the compensation of our named executive officers.
4.	To amend our bylaws to eliminate all supermajority voting provisions.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Record Date
Stockholders of record as of the close of business on March 2, 2020 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our stockholders on or about March 13, 2020.

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

New York, New York

March 13, 2020

VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to the website address shown on your Proxy Card and related instructions
BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions
BY MAIL Mark, sign, date and return the enclosed Proxy Card and related instructions in the postage-paid envelope
IN PERSON Vote at the Annual Meeting in New York, NY (if you are a record holder)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2020. The accompanying proxy statement and our 2019 Annual Report are available at http://investors.viciproperties.com/investors/Annual-Meeting. In addition, our stockholders may access this information, as well as submit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2020 Annual Meeting of Stockholders

DATE AND TIME Thursday, April 30, 2020 11:00 a.m., Eastern Time	PLACE InterContinental New York Barclay Hotel 111 East 48th Street New York, NY 10017	RECORD DATE March 2, 2020

Annual Meeting Proposals

Proposal	Board Vote Recommendation	Page Reference For More Information
Proposal 1: Election of Directors	FOR each nominee	10
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	15
Proposal 3: Non-binding, Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	60
Proposal 4: Amendment to our Bylaws to Eliminate all Supermajority Voting Provisions	FOR	61

General

VICI Properties Inc. (“VICI,” the “Company,” “we,” “us” and “our”) is utilizing the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of the proxy materials (including the proxy card (the “Proxy Card”), this proxy statement (the “Proxy Statement”) and our 2019 Annual Report) on or about March 13, 2020. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Availability contained instructions on how to access this Proxy Statement and the 2019 Annual Report and how to vote online or by toll-free number. Subsequent to receiving the Notice of Availability, all stockholders have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Additionally, stockholders can access a copy of the proxy materials at www.proxyvote.com.

Our board of directors (the “Board of Directors” or “Board”) is soliciting proxies to be voted at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement provides the information stockholders need to know to vote by proxy or in person at the Annual Meeting. Stockholders do not need to attend the Annual Meeting in person in order to vote. If, at the close of business on March 2, 2020, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or by mail. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

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PROXY STATEMENT SUMMARY

2019 Business Highlights

2019 was another extraordinary year for us, as we entered into a transformative partnership with Eldorado Resorts Inc. (“Eldorado”) in connection with the proposed business combination of Eldorado with Caesars Entertainment Corporation (“Caesars”), while also continuing to execute on our clearly articulated strategic goals. Pursuant to the terms of our agreements in connection with the Eldorado transaction, we have agreed to acquire Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Atlantic City and to modify certain provisions of the existing Caesars lease agreements for total consideration of approximately $3.2 billion in cash, which transactions will result in aggregate incremental annual rent of $252.5 million. The Eldorado transaction is subject to the closing of the Eldorado/Caesars merger, as well as certain regulatory and customary closing conditions. Simultaneously with our announcement of the Eldorado transaction, we completed a $2.5 billion upsized underwritten public offering of our common stock (including the settlement of the forward sale agreements entered into in connection with such offering), a portion of the proceeds of which were used to consummate accretive acquisitions announced in 2019, with the remainder to be used to fund a portion of the purchase price of the Eldorado transaction. In 2019, we announced approximately $4.9 billion in accretive acquisitions. Through these accretive transactions we continued our tenant diversification strategy with best-in-class operators. In January 2019, we completed the acquisition of the Margaritaville Resort Casino with Penn National Gaming, Inc.; in May 2019, we completed the acquisition of the Greektown Hotel-Casino with Penn National Gaming, Inc.; in September 2019, we completed the acquisition of the Hard Rock Cincinnati Casino with Seminole Hard Rock Entertainment Inc.; and in December 2019, we completed the acquisition of Mountaineer Casino, Racetrack & Resort, Century Casino Caruthersville and Century Casino Cape Girardeau (collectively, the “Century Portfolio”) with Century Casinos, Inc. In addition, in September 2019, we entered into definitive agreements to acquire JACK Cleveland Casino and JACK Thistledown Racino in a sale-leaseback transaction with JACK Entertainment, which we subsequently closed on January 24, 2020. Through our acquisition activity, we expanded our geographic footprint by approximately 36.3%, penetrating four new MSAs. We also continued to execute on our strategy to create and maintain a fortress balance sheet. In May 2019, we upsized our borrowing capacity under our existing revolving credit facility by $600 million to a total of $1.0 billion, extended the maturity date of the facility to May 2024 and moved to a leverage-based pricing grid with a range of 175 to 200 basis points over LIBOR. In November 2019, we completed our inaugural offering of $2.25 billion of senior unsecured notes, comprised of $1.25 billion aggregate principal amount of 4.25% senior unsecured notes due 2026 and $1.0 billion aggregate principal amount of 4.625% senior unsecured notes due 2029. We used a portion of the net proceeds of this unsecured notes offering to repay our $1.55 billion asset-level real estate mortgage financing secured by the real estate assets associated with Caesars Palace Las Vegas, thereby reducing our legacy secured indebtedness.

For more information on our 2019 results and other related financial measures, see our 2019 Annual Report.

We look forward to continuing to execute on all facets of our business strategy and, in doing so, believe we will continue to be successful in delivering long-term value and strong total returns to our stockholders.

(1)	Based on VICI’s stock price of $25.55 and debt of $4.8 billion minus cash and cash equivalents of $1.1 billion.

2	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Board Nominees

COMMITTEE MEMBERSHIP

Name	Age	Independent	Audit	Compensation	Nominating and Governance	# of Other Public Company Boards
James R. Abrahamson(1)	64	✓				2
Diana F. Cantor*	62	✓	•		•	2
Monica H. Douglas	47	✓			•	0
Elizabeth I. Holland*	54	✓	•	•		1
Craig Macnab*	64	✓	•	•		1
Edward B. Pitoniak	64					0
Michael D. Rumbolz(2)	65	✓		•	•	1

(1)	Mr. Abrahamson serves as our independent chair of the Board of Directors. Whenever possible, he actively participates, but does not vote, in meetings of the committees of the Board.

(2)	As disclosed on February 13, 2020, Mr. Rumbolz notified Employers Holdings, Inc. of his decision not to stand for re-election at its 2020 annual meeting, which is expected to be in May 2020.

*	Audit committee financial expert.

SKILLS MATRIX

The matrix below represents some of the key qualifications, skills and experience that we have identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the diversity of perspective and the depth and breadth of skills of our current directors.

Skills / Qualifications

Capital Markets / Investment Banking		6 of 7

Finance / Accounting	4 of 7

Government Relations / Legal and Regulatory / Public Policy	4 of 7

Risk Oversight and Management		7 of 7

Strategic Planning and Leadership		6 of 7

Other Public Company Board Experience		6 of 7

CEO / Executive Management		6 of 7

HR / Talent Management / Compensation	5 of 7

Corporate Governance		6 of 7

Environmental Sustainability and Corporate Responsibility	5 of 7

Industry Experience

Consumer Products	2 of 7

Entertainment, Lodging and/or Hospitality	4 of 7

Gaming Industry	3 of 7

REITs / Real Estate	5 of 7

Technology Industry	3 of 7

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PROXY STATEMENT SUMMARY

Snapshot of Board, Governance & Compensation Information

Below presents a snapshot of the expected composition of our Board of Directors immediately following the Annual Meeting, as well as certain key governance and compensation policies.

SNAPSHOT
GENDER	AGE	TENURE

YES	• Separate Chair and Chief Executive Officer
• Independent Non-Executive Chair
• Annual Election of All Directors
• Majority Voting for Directors
• Regular Executive Sessions of Independent Directors
• Annual Board and Committee Self-Evaluations
• Stockholder Right to Call Special Meeting without Material Restriction • Opted Out of Maryland Unsolicited Takeover Act (“MUTA”) • Stock Ownership Requirements for Directors and Officers
• Robust Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies
• Clawback Policy
• “Double-Trigger” for Change in Control Severance Payments
• One-Year Minimum Vesting Period on Equity Grants

NO	• Poison Pill • Excise Tax Gross-Up Provisions
• Repricing of Underwater Options or Share Appreciation Rights
• Excess Perquisites

4	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Environmental Sustainability and Social Responsibility Highlights

Environmental Sustainability	We continue to focus on developing our efforts relative to implementing and reporting on environmental sustainability efforts at our properties.
Leased Property Portfolio

We implemented tenant engagement initiatives designed to assist us in understanding the environmental impact of our leased properties and to gather environmental sustainability data in order to monitor sustainability metrics at our leased property portfolio. Although not contractually required, in 2019 certain of our tenants reported to us on LEED certification, water and energy use, emissions and waste diversion.

Operated Golf Courses

We implemented recording and reporting protocols at our owned and operated properties in order to monitor our environmental impact at those properties and commence our progress towards setting long-term sustainability targets. The metrics measured in 2019 included water and electric energy use.

* Exclusive of information relating to one golf course for which 2018 data was not available, and of a one-time water purchase to satisfy certain irrigation needs.
	Corporate Headquarters	In 2019, we relocated our corporate headquarters to a LEED Gold certified building with an Energy Star Label.
Social Responsibility	Corporate Culture

We are committed to creating and sustaining a positive work environment and corporate culture that fosters employee engagement, and diversity and inclusion, through competitive benefit programs, training and internal development opportunities, tuition reimbursement, and community service events. This commitment has resulted in us being certified as a Great Place to Work® as noted below.

Policies and Principles

Our Board of Directors has adopted a Corporate Social Responsibility Policy to reinforce our commitment to the improvement of economic, environmental and social conditions through our business activities and within the scope of our capabilities.

Diversity and Inclusion
* 50% of our independent directors are female.
	Accolades	2019 – 2020 Great Place to Work In 2019, we were certified as a Great Place to Work® by the Great Place to Work® Institute.
2020 Women on Boards “W” Winning Company We have been recognized by 2020 Women on Boards because our Board of Directors consisted of at least 20% female directors during 2019.

5

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

The following is an overview of the highlights of our compensation structure.

6	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

WHY AM I RECEIVING THIS PROXY STATEMENT?

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by VICI on behalf of our Board of Directors. This Proxy Statement, the enclosed Proxy Card and our 2019 Annual Report are first being mailed to stockholders beginning on or about March 13, 2020.

WHAT AM I BEING ASKED TO VOTE ON, AND WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

Proposal 1: Election of Directors

The election of seven directors to our Board of Directors, each for a term expiring at the 2021 annual meeting of stockholders or until their respective successors are elected and qualified

“FOR”

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

“FOR”

Proposal 3: Advisory Vote on Executive Compensation

The approval (on a non-binding, advisory basis) of the compensation of our named executive officers

“FOR”

Proposal 4: Amendment of our Bylaws

The amendment to our bylaws to eliminate all supermajority voting provisions

“FOR”

WILL ANY OTHER MATTERS BE VOTED ON?

The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on March 2, 2020, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all postponements or adjournments thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.

WHAT ARE THE VOTING RIGHTS OF STOCKHOLDERS?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

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ABOUT THE MEETING: QUESTIONS & ANSWERS

WHO CAN ATTEND THE ANNUAL MEETING?

All holders of our common stock at the close of business on March 2, 2020, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 2, 2020 in order to attend the Annual Meeting.

WHAT WILL CONSTITUTE A QUORUM AT THE ANNUAL MEETING?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting as of March 2, 2020 will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. As of the March 2, 2020 record date, there were 468,622,067 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and “broker non-votes” in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after March 2, 2020, by the vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy until a quorum has been obtained.

HOW DO I VOTE?

Voting in Person at the Annual Meeting. If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), and you wish to vote in person at the Annual Meeting, you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 2, 2020 and obtain a “legal proxy” from the bank, broker or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you are a stockholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:

•

Vote by Internet. In order to vote on the Internet, you must go to www.proxyvote.com, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

•

Vote by Phone. In order to vote by telephone, you must call the toll-free number listed on your Notice of Availability and/or Proxy Card, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.

•

Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us as instructed in the Notice of Availability and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

WHAT ARE BROKER NON-VOTES?

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street name” on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares of common stock only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common stock is listed. On non-routine matters, nominees holding shares for a beneficial owner cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote”.

Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”)) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Deloitte as our independent registered public accounting firm for our year ending December 31, 2020, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you.

However, broker non-votes may arise in the context of Proposals 1, 3 and 4 (Election of Directors, Advisory Vote on Executive Compensation and Amendment of our Bylaws, respectively) because such proposals are considered non-routine matters under the NYSE rules. Consequently, if you do not give your broker specific voting instructions, your broker will not be able to vote on any of these proposals on your behalf.

8	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

HOW ARE THE PROXY CARD VOTES COUNTED?

If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the proxy will be voted (i) “FOR” each of the director nominees, (ii) “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, (iii) “FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, (iv) “FOR” an amendment to our Bylaws to eliminate all supermajority voting provisions and (v) as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in the discretion of the proxy holders.

MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?

Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:

•	notifying our Secretary in writing that you would like to revoke your proxy;

•	completing a Proxy Card on the Internet, by telephone or by mail with a later date at or before our Annual Meeting; or

•	attending our Annual Meeting and voting in person.

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

WHO PAYS THE COSTS OF SOLICITING PROXIES?

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.

We have retained Morrow Sodali to provide services as proxy solicitor in connection with this Proxy Statement. We expect that such services, including fees and expenses, will be in an aggregate amount of approximately $12,000.

WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?

There are circumstances under which you may receive more than one Notice of Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Availability. Please authorize your proxy in accordance with the instructions of each Notice of Availability separately, since each one represents different shares that you own.

You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

9

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of seven members, all of whom have terms expiring at the Annual Meeting or until his or her earlier death, resignation, removal or a determination by the Board of Directors that such director no longer has the qualifications that are required by the Company’s charter or bylaws. All of our directors will be nominated to serve until the 2021 annual meeting of stockholders or until their successors are elected and qualified.

At the Annual Meeting, stockholders will be asked to elect each of the director nominees to serve until the 2021 annual meeting of stockholders or until their respective successors are duly elected and qualified or until his or her earlier death, resignation, removal or a determination by the Board of Directors that such director no longer has the qualifications that were required by the Company’s charter or bylaws. Our Board of Directors, upon the recommendation of our Nominating and Governance Committee, has nominated James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz to serve as directors. Each of the nominated persons currently serves as a member of the Board of Directors and has consented to being named in this Proxy Statement and to serve as a director, if elected. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors.

We believe that each of our director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Corporate Governance Matters—Director Candidate Qualification and Selection Process”.

Vote Required

Under our bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares of common stock voted for a nominee must exceed the number of shares of common stock voted against that nominee. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

If an incumbent director fails to be re-elected by a majority of votes cast, that director is required under our bylaws to tender his or her resignation to the Board of Directors. Any such resignation will take effect immediately upon its receipt. The Nominating and Governance Committee will consider promptly whether to fill the office of the nominee who has tendered a resignation and make a recommendation to the Board of Directors about filling the vacancy. The Board of Directors is required to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE SET FORTH BELOW.

10	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

Below is the biographical information about the director nominees, including the specific experience, qualifications, attributes and skills that led to our Board of Directors and Nominating and Governance Committee to conclude that each should be nominated to serve as a director.

JAMES R. ABRAHAMSON Chair of the Board, VICI Properties Inc. Former Chairman of Interstate Hotels & Resorts Age: 64 Director Since: October 2017 Independent

BIOGRAPHICAL INFORMATION

Mr. Abrahamson served as Chairman of Interstate Hotels & Resorts (“Interstate”), the leading U.S.-based global hotel management company comprising over 500 hotels until the sale of Interstate to Aimbridge Hospitality in October 2019. He previously served as Interstate’s Chief Executive Officer from 2011 to March 2017; he was named to the additional position of Chairman in October 2016. Mr. Abrahamson served as an independent director at La Quinta Holdings, Inc. (NYSE: LQ) from November 2015 to May 2018, and has served as a director of CorePoint Lodging Inc. (NYSE: CPLG), a REIT comprised of over 200 hotels, since it was spun out of La Quinta Holdings, Inc. at the end of May 2018. Mr. Abrahamson is also an independent director at BrightView Holdings Inc. (NYSE: BV), the largest provider of commercial landscape design and maintenance services in the United States. Prior to joining Interstate in 2011, Mr. Abrahamson also held senior leadership positions with InterContinental Hotels Group (LON: IHG), Hyatt Corporation, Marcus Corporation and Hilton Worldwide. At IHG, where he served from 2009 to 2011, he served as President of the Americas division and, from 2010 to 2011, as executive director. At Hyatt, which he joined in 2004, he was Head of Development for the Americas division. At Marcus, where he served from 2000 to 2004, Mr. Abrahamson was President of the Baymont Inn and Suites and Woodfield Suites hotels division consisting of approximately 200 properties, both owned and franchised. At Hilton, where he served from 1988 to 2000, Mr. Abrahamson oversaw the Americas region franchise division for all Hilton brands and launched the Hilton Garden Inn brand. Mr. Abrahamson has served as president of the Marriott International National Association owners’ organization in 2017 and 2018, as national board chair of the American Hotel and Lodging Association in 2015 and 2016 and as national board chair of the U.S. Travel Association in 2013 and 2014. He holds a degree in Business Administration from the University of Minnesota.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Abrahamson’s vast experience in, and knowledge of, the hospitality industry provides our Board of Directors with valuable insight into the industry. Skills gained from extensive previous and current board service in public and private companies are also valuable for our Company and our Board of Directors.

DIANA F. CANTOR Partner, Alternative Investment Management, LLC Age: 62 Director Since: May 2018 Independent

BIOGRAPHICAL INFORMATION

Ms. Cantor is currently a partner with Alternative Investment Management, LLC, an independent, privately-held investment firm with a focus on private equity and hedge funds – a position she has held since January 2010. She is the Vice Chairman of the Virginia Retirement System, where she also serves on the Audit and Compliance Committee. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as founding Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is a Certified Public Accountant. Ms. Cantor has served on the Board of Directors of Domino’s Pizza, Inc. (NYSE: DPZ) since October 2005 and the Board of Directors of Universal Corporation (NYSE: UVV) since 2012, and continues to serve on both. She previously served on the Boards of Directors of Media General Inc., Revlon, Inc., Vistage International, Inc., Knowledge Universe Education LLC, Edelman Financial Services, LLC (previously The Edelman Financial Group Inc. (NASDAQ: EF)), and Service King Body and Paint LLC. Ms. Cantor earned a Juris Doctor degree from New York University School of Law, a Master of Business Administration degree from the University of Miami and a Bachelor of Science degree in Accounting from the University of Florida.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Cantor possesses extensive financial skills and brings to the Board of Directors an important financial perspective. Ms. Cantor also provides valuable consumer product and marketing knowledge, as well as significant public company directorship experience, making her qualified for service as a director of the Company.

11

PROPOSAL 1: ELECTION OF DIRECTORS

MONICA H. DOUGLAS General Counsel, North America for The Coca-Cola Company Age: 47 Director Since: February 2020 Independent

BIOGRAPHICAL INFORMATION:

Ms. Douglas currently serves as General Counsel, North America for The Coca-Cola Company – a position she has held since January 2018. Ms. Douglas also served as Legal Director for The Coca-Cola Company in South Africa from September 2013 through December 2017 and as Vice-President of Supply Chain and Consumer Affairs for The Coca-Cola Company from 2008 through 2013. In addition, Ms. Douglas is a member of the Board of Directors of the Junior Achievement USA, an organization that provides programs for children in kindergarten through twelfth grade, which fosters work readiness, entrepreneurship and financial literacy skills; Jack and Jill of America, Inc., a membership organization of mothers with children ages two through nineteen, dedicated to nurturing future African American leaders by strengthening children through leadership development, volunteer service, philanthropic giving and civic duty; and Cool Girls, Inc., an organization dedicated to the self-empowerment of girls. She earned a Juris Doctor degree from Stanford Law School, and a Bachelor of Arts degree from the University of Michigan.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Ms. Douglas possesses extensive consumer branding knowledge, as well as significant governance and sustainability experience, which provide valuable and diverse viewpoints to our Board of Directors.

ELIZABETH I. HOLLAND Chief Executive Officer, Abbell Credit Corporation and Abbell Associates, LLC Age: 54 Director Since: January 2018 Independent

BIOGRAPHICAL INFORMATION:

Ms. Holland is the Chief Executive Officer of Abbell Credit Corporation and Abbell Associates, LLC, a 77-year-old privately held real estate acquisition, development and management company with a portfolio of shopping center, office and enclosed mall properties. She has held these roles since 1997. Ms. Holland is also the Chief Executive Officer of Consortial Technologies, LLC, a privately held company. Prior to joining Abbell Associates, Ms. Holland was a senior staff attorney on the National Bankruptcy Review where she was a member of a Congressional commission charged with making recommendations to Congress for bankruptcy code reform. Prior to that, she was a restructuring and business reorganization attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York City. Ms. Holland was also a fixed income portfolio manager. Ms. Holland is an independent trustee of Federal Realty Investment Trust, a leading shopping center REIT. She is an active member of the International Council of Shopping Centers (“ICSC”), serving as the organization’s Chairman from 2016 to 2017, Vice Chairman from 2015 to 2016, and currently serves on the Executive Board and the Board of Trustees. She is also a member of the Real Estate Roundtable and the Urban Land Institute and its CRC Blue Flight Council. Ms. Holland earned a Juris Doctor degree from Brooklyn Law School and a Bachelor of Arts degree from Hamilton College.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Ms. Holland’s retail real estate expertise and experience as Chairman of ICSC provide valuable and complimentary skill sets to our Board of Directors. Ms. Holland also provides valuable experience to our Board of Directors through her public REIT board service.

12	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

CRAIG MACNAB Former Chairman and Chief Executive Officer, National Retail Properties, Inc. Age: 64 Director Since: October 2017 Independent

BIOGRAPHICAL INFORMATION

Mr. Macnab held the position of Chairman and Chief Executive Officer of National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust that acquires, owns, invests in and develops properties that are leased primarily to retail tenants, from 2008 (with his service as Chief Executive Officer beginning in 2004) until his retirement in April 2017. Mr. Macnab is an independent director of Cadillac Fairview Corporation (a private company), since 2011 and of American Tower Corporation (NYSE: AMT), since 2014 and served as a director of Forest City Realty Trust (NYSE:FCEA) from 2017 to 2018, Eclipsys Corporation from 2008 to 2014, and DDR Corp. (NYSE: DDR) from 2003 to 2015. Previously, Mr. Macnab was the chief executive officer and president of JDN Realty, a publicly traded real estate investment trust, from 2000 to 2003. Mr. Macnab holds a Bachelor’s degree in Economics and Accounting from the University of the Witwatersrand and a Master of Business Administration from Drexel University.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Macnab brings to our Company and Board of Directors extensive experience leading a publicly held REIT, as well as skills gained from vast public and private board experience.

EDWARD B. PITONIAK Chief Executive Officer, VICI Properties Inc. Age: 64 Director Since: October 2017

BIOGRAPHICAL INFORMATION

Mr. Pitoniak was appointed as our chief executive officer on October 6, 2017. Prior to this, Mr. Pitoniak served as Vice Chairman of Realterm, a private equity real estate manager based in Annapolis, Maryland, that invests in logistics real estate, from January 2015 to July 2017. Mr. Pitoniak served as an independent director on the board of directors of Ritchie Bros. Auctioneers Incorporated, a NYSE-listed global asset management and disposition company from July 2006 to May 2019. Mr. Pitoniak served as Managing Director, Acting Chief Executive Officer and Trustee of InnVest, a publicly listed REIT, from April 2014 to February 2015, where he was responsible for recapitalizing the REIT and transitioning its management function from an external, third-party management model, to an internal management model. He then served as Chairman and Trustee of InnVest from February 2015 to August 2016, when the REIT was sold and taken private. He also served as a director of Regal Lifestyle Communities (TSE: RLC), a Canadian senior housing real estate owner and operator, from 2012 until its sale in 2015. Mr. Pitoniak retired in 2009 from the position of President and Chief Executive Officer and Director of bcIMC Hospitality Group, a hotel property and brand ownership entity (formerly a public income trust called Canadian Hotel Income Properties Real Estate Investment Trust (“CHIP”)), where he was employed from 2004 to 2009. As Chief Executive Officer of CHIP, he led the company to four consecutive years of total return leadership among Canadian hotel REITs, and then to a sale in 2007. Mr. Pitoniak was also a member of CHIP’s Board of Trustees before it went private. Prior to joining CHIP, Mr. Pitoniak was a Senior Vice President at Intrawest Corporation, a ski and golf resort operator and developer, for nearly eight years. Before Intrawest, Mr. Pitoniak spent nine years with Times Mirror Magazines, where he served as editor-in-chief and associate publisher with Ski Magazine. Mr. Pitoniak has a Bachelor of Arts degree from Amherst College.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Pitoniak provides our Board of Directors with valuable experience in the hospitality, entertainment and real estate industries and, in particular, with respect to publicly held REITs. Our Company and our Board of Directors also benefit from Mr. Pitoniak’s extensive previous board service. In addition, Mr. Pitoniak’s position as our Chief Executive Officer allows him to advise our Board of Directors on management’s perspective over a full range of issues affecting the Company.

13

PROPOSAL 1: ELECTION OF DIRECTORS

MICHAEL D. RUMBOLZ Director, President and Chief Executive Officer, Everi Holdings Inc. Age: 65 Director Since: October 2017 Independent

BIOGRAPHICAL INFORMATION:

Mr. Rumbolz is Director, President and Chief Executive Officer of Everi Holdings Inc. (NYSE: EVRI), a developer of gaming products and services, and an independent director of Seminole Hard Rock Entertainment, LLC. Mr. Rumbolz served as Chairman of the Board of Directors of Employers Holding, Inc. (NYSE: EIG), from 2005 and has notified Employers Holdings, Inc. of his decision not to stand for re-election at its 2020 annual meeting, which is expected to be in May 2020, and as Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from 2005 until 2008 when Cash Systems, Inc. was acquired by Everi. Mr. Rumbolz also has from time to time provided consulting services and held a number of public and private sector employment positions in the gaming industry, including serving as Member and Chairman of the Nevada Gaming Control Board from 1985 through 1988. Mr. Rumbolz was also the former Vice Chairman of the Board of Casino Data Systems until it was sold in 2001, the President and CEO of Anchor Gaming from 1995 to 2000, the director of Development for Circus Enterprises (later Mandalay Bay Group) from 1992 to 1995, and the President of Casino Windsor at the time of its opening in Windsor, Ontario in 1995. In addition, Mr. Rumbolz is the former Chief Deputy Attorney General of the State of Nevada. Mr. Rumbolz earned a Bachelor of Arts degree in political science from the University of Nevada – Las Vegas and a Juris Doctor degree from the University of Southern California.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Rumbolz’s experience in the highly regulated gaming industry, both as an operator and as a regulator, are of value to our Company and our Board of Directors. Our Company and our Board of Directors also benefit from Mr. Rumbolz’s extensive prior public and private board service.

There are no family relationships among any of our directors or executive officers.

14	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Action by stockholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our Board of Directors for ratification as a matter of good corporate governance in order to give our stockholders a voice in the designation of auditors. If the appointment is not ratified by our stockholders, our Board of Directors will further consider its choice of Deloitte as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. Deloitte has served as our independent registered public accounting firm since our formation on October 6, 2017 and is considered by our management to be well-qualified. Deloitte has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.

For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below.

A representative of Deloitte will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020, which is considered a routine matter. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

15

CORPORATE GOVERNANCE MATTERS

Corporate Governance Profile

We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

WHAT WE DO	WHAT WE DON’T DO

86% Independent Directors. Six of our seven directors standing for election have been determined by us to be “independent” as defined by the NYSE listing standards.	No Classified Board. Our directors are elected annually for one-year terms.

Independent Chair. Our Chair of the Board is an independent director, which strengthens the role of our independent directors and encourages independent Board leadership.

No Poison Pill. We do not have a “poison pill” or stockholder rights plan, and we shall seek stockholder approval prior to, or in certain circumstances within twelve months following, the adoption by our Board of Directors of a stockholder rights plan.

Majority Voting for Directors. Directors are elected in uncontested elections by the affirmative vote of a majority of the votes cast.

Opted Out of Maryland Anti-Takeover Statutes. We have elected not to be subject to the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute, and any change to such elections must be approved by our stockholders.

Entirely Independent Committees. All of the members of our Audit, Compensation, and Nominating and Governance Committees are independent.	No Significant Related Party Transactions. We do not currently have any significant related party transactions.

Audit Committee Financial Experts. All of the members of our Audit Committee qualify as an “audit committee financial expert” as defined by the SEC.	No Hedging of Our Securities. Our anti-hedging policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

Stock Ownership Guidelines for Directors. Our stock ownership guidelines require that each of our directors, over a reasonable period of time, accumulate a holding of shares having a value of 3x the value of the annual Board of Directors stock retainer amount.

No Pledging of Our Securities. None of our executive officers or directors are permitted to pledge our securities for margin or other loans.

Stock Ownership Guidelines for Executives. Our stock ownership guidelines require our CEO to accumulate a holding of shares equal to 5x his annual base salary, and our other executives to accumulate a holding of shares equal to 3x their respective annual base salaries.

16	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Corporate Governance Policies

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board of Directors, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of decision-making at the Board of Directors and management level and ensuring adherence to good corporate governance principles. The Corporate Governance Guidelines address, among other things:

•  the responsibilities and qualifications of directors, including director independence, and the selection process for new director candidates;

•  the responsibilities, composition and functioning of committees of the Board of Directors;

•  director access to officers and employees, as well as to outside advisors;

•  the principles of director compensation;

•  director orientation and continuing education;

•  Board of Director interaction with stockholders and interested parties;

•  management succession, development and review;

•  annual performance evaluation of the Board of Directors and its committees; and

•  minimum stock ownership guidelines for our directors, CEO and other executive officers.

Our Corporate Governance Guidelines are periodically reviewed by the Nominating and Governance Committee.

CODE OF BUSINESS CONDUCT

Our Board of Directors has adopted a Code of Business Conduct that applies to our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and other employees. Among other matters, our Code of Business Conduct is designed to deter wrongdoing and to promote:

•  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•  compliance with applicable governmental laws, rules and regulations;

•  fair dealing with our competitors, tenants, managers of our properties, suppliers and employees;

•  prompt internal reporting of violations of the Code of Business Conduct to appropriate persons identified in the Code of Business Conduct; and

•  accountability for adherence to the Code of Business Conduct.

In July 2019, our Board of Directors updated the Code of Business Conduct to expressly state our commitment to a diverse workplace and, in connection therewith, expanded the categories of discrimination expressly prohibited by the Company in its employment practices and decisions to include gender identity, gender expression and sexual orientation, in addition to race, creed, color, religion, national origin, nationality, sex or age.

Only our Board of Directors, or a committee designated by the Board of Directors, is able to approve any waiver of the Code of Business Conduct for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law, stock exchange regulation or the requirements of the SEC. Any substantive amendments to or waivers from any provision of the Code of Business Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer will be posted on our website at www.viciproperties.com under the section “Investors — Environmental, Social & Governance — Governance”.

17

CORPORATE GOVERNANCE MATTERS

CORPORATE SOCIAL RESPONSIBILITY POLICY

In 2019, our Board of Directors adopted a Corporate Social Responsibility Policy to set forth the Company’s policy to contribute to the improvement of economic, environmental and social conditions through the Company’s business activities regardless of geographic location, within the scope of our capabilities and consistent with applicable laws and regulations, and our Code of Business Conduct. The Corporate Social Responsibility Policy covers, among other things:

•  environmental sustainability;

•  labor, health and safety;

•  human rights and human trafficking;

•  compliance with applicable governmental laws, rules and regulations;

•  business integrity and anti-money laundering;

•  engagement of stakeholders, including stockholders, employees and our tenants; and

•  considerations relating to suppliers, including, where available and feasible, a commitment to work with suppliers to advance economic inclusion and work with minority and women-owned businesses.

Our Board of Directors approves material changes to the Corporate Social Responsibility Policy.

RESPONSIBLE SUPPLIER PRINCIPLES

In 2019, our Board of Directors approved Responsible Supplier Principles, designed to outline our expectations for responsible business practices of our third-party suppliers. The Responsible Supplier Principles include our expectation that our third-party suppliers:

•  comply with all applicable laws and regulations;

•  have a commitment to a diverse workplace;

•  institute and enforce policies prohibiting harassment and discrimination;

•  prohibit forced labor and abuse of labor, including human trafficking;

•  prohibit child labor;

•  comply with all applicable local and national wage, work hours, overtime and benefits laws; and

•  support environmental sustainability and business integrity.

Our Board of Directors regularly reviews the Responsible Supplier Principles for changes in our business and any legal or regulatory requirements.

WHISTLEBLOWER POLICY & HOTLINE

Our Board of Directors has adopted a Whistleblower Policy, which establishes procedures for (i) the receipt, retention and treatment of complaints regarding improper or questionable accounting, internal accounting controls or auditing matters involving the Company, and (ii) the confidential, anonymous submission of such complaints by employees of the Company. In order to facilitate the submission of such complaints, we have implemented a secure whistleblower hotline and website. The whistleblower hotline and website are operated by an independent service provider and are available for the anonymous submission of complaints.

Availability of Corporate Governance Materials

You are encouraged to visit our website at www.viciproperties.com to view or obtain copies of our Corporate Governance Guidelines, committee charters, Code of Business Conduct, Corporate Social Responsibility Policy and Whistleblower Policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters, Code of Business Conduct and Corporate Social Responsibility Policy by directing your request in writing to Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

18	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Environmental Sustainability and Social Responsibility

OVERVIEW / 2019 ACCOMPLISHMENTS

Environmental sustainability and social responsibility are integral components of growing and maintaining value for our stockholders. Accordingly, we are committed to progress in environmental sustainability across our corporate headquarters and properties and to the health, safety and well-being of our employees, suppliers, partners and local communities.

Through our Nominating and Governance Committee, our Board of Directors oversees the Company’s corporate environmental sustainability and social responsibility efforts. The Nominating and Governance Committee has been tasked with reviewing community, environmental and social responsibility policies, goals and initiatives (including diversity and inclusion efforts).

Recent Policy Efforts

Our Board of Directors:

•  Adopted a Corporate Social Responsibility Policy and Responsible Supplier Principles to support our efforts to work with suppliers who share our goals, comply with applicable laws and regulations, including employment, wage and hour, health and safety, and environmental laws, institute and enforce policies prohibiting unlawful harassment and discrimination, and support diversity and inclusion initiatives

•  Updated our Code of Business Conduct to reflect the adoption of our new environmental and social policies, as well as our commitment to a diverse workplace free from discrimination in all forms

•  Together with executive leadership, continued to support and empower our Environmental Sustainability and Social Responsibility Task Force, which was formed in 2018 and consists of employees across functional areas, and from various professional levels, including our General Counsel, to address and maintain our focus on environmental sustainability and social responsibility issues of importance to our employees and our communities

Environmental Sustainability

•  We initiated environmental sustainability programs and commenced environmental sustainability data reporting efforts pursuant to which we maintain sustainability metrics to measure at our owned and operated golf courses

•  We implemented a tenant engagement strategy to coordinate with our tenants on environmental sustainability reporting and initiate efforts to understand the environmental impact of our properties

•  Our acquisition underwriting continues to include an assessment of environmental risks

Social Responsibility

•  We continued our commitment to our employees through training efforts on various social matters including diversity, anti-harassment and anti-discrimination, and our confidential and secure online and telephonic reporting structure that enables our employees to report concerns that they may have with respect to our workplaces

•  We continued to pursue and evaluate diversity matters, including in our Board of Directors , and we have been recognized by 2020 Women on Boards because our Board of Directors consisted of at least 20% female directors during 2019

•  We initiated an employment engagement survey through the Great Place to Work® institute and achieved a Great Place to Work® designation

•  We launched a corporate office community volunteer program spearheaded by our Environmental Sustainability and Social Responsibility Task Force, to offer our team members the opportunity to become involved in philanthropic efforts and contribute to impactful work in our community

19

CORPORATE GOVERNANCE MATTERS

ENVIRONMENTAL SUSTAINABILITY

Corporate Headquarters. In 2019, we relocated our corporate headquarters to a building that has achieved a LEED Gold certification for existing buildings through the integration of many of the latest sustainable building materials and systems into the building’s operation, effectively minimizing the environmental impact of the building. Our corporate headquarters building has also earned an Energy Star Label.

Environmental Sustainability and Social Responsibility Task Force. Our Environmental Sustainability and Social Responsibility Task Force was formed in 2018 and consists of employees across functional areas, and from various professional levels, including our General Counsel. The Environmental Sustainability and Social Responsibility Task Force periodically meets to consider, implement and oversee our environmental sustainability initiatives at our owned and operated properties, and to monitor our engagement with our tenants to collect and review data relating to environmental sustainability and understand the environmental impact of our leased property portfolio.

Our Leased Properties. Our existing leased properties are leased pursuant to long-term, triple-net leases, which provide our tenants with complete control over operations at our properties, including over the implementation of environmental sustainability initiatives consistent with their business strategies and our revenue objectives, and do not permit us to require the collection or reporting of environmental sustainability data. Despite these contractual limitations, in 2019, we initiated a communication and reporting process in partnership with our tenants in order to monitor, record and report environmental sustainability data relating to our leased property portfolio. Our largest tenant is Caesars Entertainment Corporation, which currently leases 79% of our properties. Environmental data is monitored at these properties in order to guide sustainability initiatives and the settling and achievement of target goals to reduce our environmental impact. In 2018, these properties reported the use of 599,216 MWh in electric energy, 14,252,179 therms of thermal (heating / cooling) energy 94,828 (Scope 1 MTCO2e) and 325,471 (Scope 2 MTCO2e) in emissions, and 1,489,294 kGal of water. In addition, these properties diverted from landfills approximately 42% of waste generated.

With 2018 being our first full year of existence and ownership of our real estate portfolio, we have implemented review strategies in partnership with our tenants with respect to our portfolio in order to make progress towards setting year-over-year reporting goals and sustainability targets relative to mitigating our environmental impact and expect to be able to report 2018-2019 year-over-year sustainability data in 2020.

20	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Our Golf Courses. We own and operate four championship golf courses. All of our owned golf courses focus on sustainable water use through the reduction of overwatering and irrigation management, and we recently initiated a comprehensive recycling program with concrete objectives for our golf courses, including the elimination of Styrofoam. Certain of our golf courses are certified by the Audubon Cooperative Sanctuary Program as an Audubon Sanctuary. At all of our golf courses we strive to contribute to the health and sustainable functioning of our ecosystems with policies and practices that protect watersheds, promote biodiversity, and sustain natural resources through maintenance of naturalized areas where possible. In addition, each of our golf courses collect and report data with respect to water and energy consumption. In 2019, as compared to 2018 (our first full year of ownership and operation of the golf courses), the golf courses reduced water consumption by approximately 6% and reduced electric energy consumption by approximately 1% while maintaining championship-level quality and an excellent guest experience, resulting in each of our golf courses being ranked among the best golf courses in their respective locations.

In 2019, we designed and implemented internal reporting mechanisms in order to collect environmental sustainability data at our owned and operated properties and to make progress towards a clearly defined set of long-term sustainability targets to make efforts to actively mitigate our environmental impact. Following analysis of the data collected in 2019, we expect to set specific targets relating to reductions in energy and water usage. In addition, in 2019, we implemented a comprehensive recycling program at our operated properties and expect to be able to report waste-diversion information in 2020.

*	Exclusive of information relating to one golf course for which 2018 data was not available, and of a one-time water purchase to satisfy certain irrigation needs.

SOCIAL RESPONSIBILITY

We are committed to contributing positively to our communities and to creating and sustaining a positive work environment and corporate culture that fosters employee engagement, health, safety and well-being, diversity and inclusion, and equal opportunity through a focus on recruitment and retention of employees with skills, experiences and viewpoints that contribute to our success and enhance our culture, and providing competitive benefit programs, training and development opportunities, tuition reimbursement, and community service events.

Accolades.

In 2019, we were certified as a Great Place to Work® by the Great Place to Work® Institute.	We have been recognized by 2020 Women on Boards because our Board of Directors consisted of at least 20% female directors during 2019.

Diversity. We consistently aim to recruit and retain directors and employees with diverse experiences and viewpoints to contribute to the success of our business and the creation of value for our stockholders. We have been recognized by 2020 Women on Boards, the premier global education and advocacy campaign committed to increasing the number of women on corporate boards, because our Board of Directors consisted of at least 20% female directors during 2019.

*	50% of our independent directors are female.

21

CORPORATE GOVERNANCE MATTERS

Employee Education and Benefits. We invest in employee education, training and development by conducting regular training programs to educate and advance our employees’ understanding of concepts relevant to our business, as well as with respect to issues such as diversity and harassment and other matters outlined in our Code of Business Conduct. We facilitate and provide financial support for our employees to visit the various properties in our portfolio as well as to attend site visits for due diligence purposes. These opportunities broaden our employees’ understanding of our business and enhance relationships among our offices and with our tenants. In addition, we encourage our employees to pursue professional development through external education and certifications through a broadly applicable and flexible tuition reimbursement policy.

We offer a comprehensive, industry-standard employee benefits package, including a 401(k) plan, medical, dental and vision insurance, disability insurance, life insurance, paid maternity/paternity leave for birth and foster/adoption placements and access to an employee assistance program.

Reporting. We have engaged a third-party vendor to monitor a confidential and secure online and telephonic reporting structure that enables our employees to report, among other things, any issues with discrimination or other matters that impact the quality of our workplaces. We facilitate and encourage open communication from our employees directly and through our employee assessment process and employee engagement surveys. In 2019, we initiated an employee engagement survey through the Great Place to Work® Institute in order to monitor the satisfaction of our employees and to utilize the results to improve our company. Following the conduct of this survey, we were certified as a Great Place to Work® by the Great Place to Work® Institute.

Community Service. In August 2019, we partnered with the New York Restoration Project (“NYRP”) to complete general stewardship in Sherman Creek Park, a former illegal waste dumping site located in New York City that now includes a children’s garden, a boathouse and a pavilion, in addition to hiking and biking trails, waterfront and picnic spaces and naturalized areas. Our volunteer efforts supported NYRP’s long-term plan for Sherman Creek Park, including a focus on regenerating a functional ecosystem that is habitable for birds and pollinators, and creating a welcoming space for the surrounding communities. In January 2020, our corporate employees donated to The Bowery Mission to serve immediate needs of the population of nearly 70,000 people experiencing homelessness and hunger in New York City. Since 1870, The Bowery Mission has served three meals a day, seven days per week at four sites in Manhattan, New York and our team volunteered to support kitchen and maintenance staff for breakfast, including serving 248 meals, managing deliveries and inventory of donated supplies, and conducting post-service cleanup.

Regulatory Compliance and Responsible Gaming. Our business is subject to extensive regulation as an owner of gaming-entitled and gaming-related assets. We view comprehensive and responsive engagement with our regulators as a critical part of our governance and corporate social responsibility efforts. We are subject to regulation by 13 jurisdictions and currently are required to be licensed or found suitable in nine jurisdictions. We maintain a comprehensive regulatory compliance program through our internal legal and regulatory team overseen by our Audit Committee and our Board of Directors. Each director and officer required to be licensed in the applicable jurisdictions are licensed or pending licensure by all applicable gaming regulatory agencies. In addition, we support our tenants in their compliance with applicable regulatory requirements by cooperating with applicable gaming regulatory authorities in connection with regulatory jurisdiction over our tenants and their affiliates, including the provision of such documents and other information as may be requested by such gaming regulatory authorities relating to our tenants, us, or our respective affiliates.

Director Independence

Background. Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE.

Independence Determinations Made by our Board of Directors. We define “independent director” by reference to the rules, regulations and listing qualifications of the NYSE. In general, a director is deemed independent if the director has no relationship to us that may interfere with the exercise of the director’s independence from management and our Company. Our Board of Directors, after broadly considering all relevant facts and circumstances regarding the past and current relationships, if any, of each director with the Company, has affirmatively determined that all of the Company’s non-employee directors, Messrs. Abrahamson, Macnab and Rumbolz and Mses. Cantor, Douglas and Holland are independent directors. In making this determination, the Board of Directors reviewed the non-employee directors’ relationships, if any, with us, and determined that there are no material relationships that would interfere with the exercise of such directors’ independence from management and our Company.

22	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Director Candidate Qualification and Selection Process

Director Selection Process. Our Nominating and Governance Committee is responsible for recommending director candidates and nominees to the full Board of Directors, in collaboration with the Chair of the Board of Directors.

The Nominating and Governance Committee seeks to identify candidates based on input provided by a number of sources, including (i) other members of the Board of Directors, (ii) officers and employees of the Company and (iii) stockholders of the Company. As part of the candidate identification process, the Nominating and Governance Committee evaluates the skills, experience and diversity of the current Board of Directors, and whether there are additional skills, experience or diversity that should be added to complement the composition of the existing Board of Directors. The Nominating and Governance Committee will also take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. The Nominating and Governance Committee will also seek ongoing input from the incumbent directors and the Chief Executive Officer, with the goal of identifying and informally approaching possible director candidates in advance of actual need. The Board of Directors shall itself determine in each case the manner by which an invitation to join the Board of the Directors shall be extended to director nominees, other than those nominated directly by the Company’s stockholders.

Once director candidates have been identified, the Nominating and Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Governance Committee’s process of recommending director candidates.

Director Qualifications. Our Corporate Governance Guidelines contain the membership criteria for our Board of Directors. Directors should have (i) integrity, strength of character, vision, imagination and loyalty to the Company and its stockholders, (ii) independent, practical and mature judgment, with the ability to evaluate and appraise objectively the Company’s strategies and financial position and possess the necessary governance experience and relevant skills to fulfill the role of fiduciary oversight, (iii) substantial business experience and strong financial acumen, with practical application to the Company’s needs, (iv) the willingness and ability to make a significant commitment of time and attention to the Board of Director’s processes and affairs, including meetings and preparation, (v) the ability to work with fellow directors as members of a collegial group, without necessarily always agreeing with them, and the ability to provide guidance, relevant insights and support to the Company’s Chief Executive Officer and senior management team, (vi) an absence of conflicts of interest that would interfere with Board of Director service, (vii) the ability to secure relevant licenses required and (viii) a commitment to having a meaningful, long-term equity ownership stake in the Company in compliance with the director stock ownership guidelines adopted by the Board of Directors.

23

CORPORATE GOVERNANCE MATTERS

We endeavor to have a Board of Directors that represents diverse backgrounds, experiences, expertise, skills and contacts, and a range of tenures that are appropriate given the Company’s current and anticipated circumstances and that, collectively, enable the Board of Directors to perform its oversight function effectively.

Directors are expected to prepare for, attend regularly and participate actively and constructively at meetings of the Board of Directors and its committees. Directors are expected to review the material that is distributed in advance of any Board of Directors or committee meeting. The Board of Directors will consider other commitments, including board service, in assessing each director’s and potential candidate’s ability to serve on the Board of Directors and fulfill his or her responsibilities. Each director is expected to notify the Board of Directors chair and the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve as a member of another public company board of directors.

Other Considerations. The Nominating and Governance Committee will consider the optimal size and composition of the Board of Directors and identify and screen candidates qualified to serve on the Board of Directors, consistent with the criteria approved by the Board of Directors, including considering suggestions for Board of Directors membership submitted by stockholders in accordance with the notice provisions and procedures set forth in the Company’s bylaws.

After completing the identification and evaluation process described above, the Nominating and Governance Committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select the director nominees for stockholders to consider and vote upon at the annual meeting of stockholders.

Stockholder Recommendations for Board Nominations. Our Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors complying with procedural requirements that may be communicated to stockholders from time to time. The recommendation should be addressed to the Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022.

Leadership Structure of our Board of Directors

At the present time, the Board of Directors believes that a structure that separates the roles of chair and Chief Executive Officer is appropriate and that the chair should serve in an independent, non-executive role. However, the Board of Directors reserves the right to determine the appropriate leadership structure for the Board of Directors on a case-by-case basis, taking into account at any particular time the Board of Directors’ assessment of its and the Company’s needs, as well as the people and situation involved. As a result of the current separation between the roles of chair of the Board of Directors and Chief Executive Officer (where the current chair is an independent director), the Board of Directors has determined that no lead independent director is necessary at this time.

24	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

The Board of Directors’ Role in Risk Oversight

THE BOARD

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. In this regard, the Board of Directors seeks to identify, understand, analyze and oversee critical business risks. While the full Board of Directors has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Directors uses its committees to assist in its risk oversight function as follows:

• • • •	• • • •	• • • •

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

The Audit Committee’s responsibilities include, among others, oversight relating to the integrity of our financial statements and financial reporting process; compliance with legal and regulatory requirements; the performance of our internal audit function; evaluation of the independence of our independent auditors; our policies regarding REIT compliance; policies and transactions related to certain swaps and other derivatives transactions; and our Enterprise Risk Management framework.

The Compensation Committee’s responsibilities include, among others, oversight of risks related to the compensation of our executive officers and directors; our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior; and our stock ownership guidelines.

The Nominating and Governance Committee’s responsibilities include, among others, oversight of the general operations of the Board of Directors; the Company’s compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; corporate governance-related risk, including review of our corporate governance policies and systems; and community, environmental, social and governance (“ESG”) policies, goals and initiatives.

While the Board of Directors oversees risk management as part of an on going process, the Company’s management is charged with managing risk. Management periodically reports to the Board of Directors and its committees, as appropriate, on the material risks to the Company, including any major strategic, operational, regulatory and external risks inherent in the Company’s business and the policies and procedures with respect to such risks.

25

CORPORATE GOVERNANCE MATTERS

Board Committees

Our Board of Directors has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board of Directors may also create additional committees for such purposes as our Board of Directors may determine.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

James R. Abrahamson(1)	—	—	—

Diana F. Cantor*	Chair		Member

Monica H. Douglas			Member

Elizabeth I. Holland*	Member	Member

Craig Macnab*	Member	Chair

Michael D. Rumbolz		Member	Chair

(1)	Mr. Abrahamson serves as our independent Chair of the Board of Directors. Whenever possible, he actively participates, but does not vote, in meetings of the committees of the Board of Directors.

*	Audit committee financial expert

AUDIT COMMITTEE

The Audit Committee monitors (i) the integrity of our financial statements and financial reporting processes, (ii) our compliance with legal and regulatory requirements, (iii) our continued qualification as a REIT, (iv) the performance of our internal audit function as well as of our independent auditors and (v) the qualifications, independence and performance of our independent auditor. The Audit Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that Federal securities laws require be included in our annual proxy statement. In addition, the Audit Committee is responsible for reviewing and assessing our policies and procedures related to our compliance with applicable gaming regulations. The duties and responsibilities of our Audit Committee are more fully described in our Audit Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Environmental, Social & Governance—Governance—Governance Documents”.

Our Board of Directors has determined that all members of our Audit Committee qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K, and that each of them is “independent” as such term is defined by the applicable rules of the SEC and NYSE listing standards applicable to boards of directors generally and audit committees in particular.

COMPENSATION COMMITTEE

The Compensation Committee (i) reviews and approves the compensation and benefits of our executive officers and directors, (ii) administers and makes recommendations to our Board of Directors regarding our compensation and stock incentive plans, (iii) produces an annual report on executive compensation for inclusion in our annual report or proxy statement and (iv) publishes an annual committee report for our stockholders. The duties and responsibilities of our Compensation Committee are more fully described in our Compensation Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Environmental, Social & Governance—Governance—Governance Documents”.

The Compensation Committee may obtain advice from external or internal compensation consultants, legal, accounting or other advisors. The Compensation Committee has the sole authority and appropriate funding from the Company to select, approve, retain, terminate and oversee outside consultants, experts and legal, accounting and other advisors as it deems appropriate to assist it in the performance of its responsibilities. The Compensation Committee also has the sole authority to determine the terms of the engagement and the compensation of any such advisors. The Compensation Committee considers the independence of any compensation consultant or advisor retained or to be retained by it, including any independence factors it is required to consider by the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated by the SEC thereunder, or other applicable laws and regulations.

Our Board has determined that each of the members of the Compensation Committee is “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees in particular.

26	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee (i) establishes criteria for prospective members of our Board of Directors, conducts candidate searches and interviews, and formally proposes the slate of directors to be elected at each annual meeting of our stockholders, (ii) develops and recommends to our Board of Directors for adoption (and any necessary revisions on an ongoing basis) to our Corporate Governance Guidelines, our Code of Business Conduct and our policies with respect to conflicts of interest, (iii) makes recommendations to the Board of Directors as to the membership of committees of the Board of Directors, including a chair for each committee, (iv) oversees and evaluates our Board of Directors and management, (v) evaluates from time to time the appropriate size and composition of our Board of Directors and recommends, as appropriate, increases, decreases and changes in the composition of our Board of Directors, (vi) monitors our compliance with the corporate governance requirements of state and Federal law and (vii) reviews community, environmental, social responsibility policies, goals and initiatives, and makes recommendations, as appropriate, to the Board of Directors based on such review. The duties and responsibilities of our Nominating and Governance Committee are more fully described in our Nominating and Governance Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Environmental, Social & Governance—Governance—Governance Documents”.

Our Board has determined that each of the members of the Nominating and Governance Committee is “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, the non-management directors regularly meet in executive session without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board of Directors and at such other times that the non-management directors deem necessary or appropriate. In the absence of a chair of the Board of Directors, the chair of the Nominating and Governance Committee shall preside at such sessions; in the absence of such person, the non-management directors present will elect another committee chair to preside at such session. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the listing standards of the NYSE), an executive session of the independent directors shall be scheduled at least once per year. Currently, all of our non-management directors are independent.

Director Attendance at Meetings of the Board and its Committees and Annual Meetings of Stockholders

During 2019, our Board of Directors held twelve (12) meetings, our Audit Committee held five (5) meetings, our Compensation Committee held six (6) meetings and our Nominating and Governance Committee held five (5) meetings. In addition, our Board of Directors and its committees acted by written consent from time to time as appropriate, and our directors are also frequently consulted for advice and counsel between formal meetings of our Board of Directors or any of its committees. For 2019, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she serves (during the periods that he or she served).

Our Corporate Governance Guidelines provide that, absent exigent circumstances, all directors are expected to attend the Company’s annual meetings of stockholders. All of our directors attended the 2019 annual meeting of stockholders.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our non-management directors as a group, any committee of the Board of Directors or any individual director by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to corporate.secretary@viciproperties.com. Communications sent by regular mail should be sent to Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022.

The Company’s Secretary will review each communication received in accordance with this process who will then forward such communications or a summary thereof to the appropriate directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the chair of the Audit Committee.

Stockholder Outreach and Engagement

On a regular basis throughout the year, management engages in conversations with our stockholders to ensure that management and the Board of Directors understand and consider the issues that are important to our investors. We regularly communicate with our investors on

27

CORPORATE GOVERNANCE MATTERS

matters relating to our business, strategy and performance, corporate governance, board composition and structure, executive compensation program and corporate responsibility and sustainability initiatives. We believe that an ongoing dialogue with our stockholders is a critical component of responsive and transparent corporate governance. In developing our approach to stockholder engagement, our principal goal is to develop strong relationships with our significant stockholders that will allow us to understand those issues that are most meaningful to them, thereby giving us insight into stockholder support of any initiatives and strategies that we propose to implement in furtherance of our long-term growth, governance and corporate initiatives. We recognize that stockholders are the owners of the Company and we use every component of the engagement effort to provide stockholders with insight on our business and our thoughts on relevant issues, including the rationale for our corporate strategy.

The following graphic illustrates our annual cycle of stockholder outreach and engagement:

Throughout the Year

Provide transparency into our business, strategy and governance practices

Determine which issues are important to our stockholders; share our views on those issues

Identify emerging issues that may affect our strategies, governance, compensation practices or operations

Before Annual Meeting

Request feedback on evolving trends from stockholders

Discuss stockholder feedback with Board (including applicable committees) and consider actions in response to feedback

Solicit support for Board voting recommendations

Monitor voting results

Annual Meeting of Stockholders Stockholders vote on issues such as election of directors, say-on-pay and auditor ratification Engage with stockholders in an open forum	After Annual Meeting Consider voting results and potential actions in response Review general governance trends and stockholder issues for upcoming year

Stockholder Rights Plans

Under our bylaws, the Board of Directors shall not authorize or adopt any stockholder rights plan or similar plan or agreement without the prior approval of the Company’s stockholders, unless any such plan or agreement would be submitted to the Company’s stockholders to be ratified or, in the absence of such stockholder approval or ratification, would expire within twelve months of its adoption.

28	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

We recognize that related party transactions present a heightened risk of actual, potential or perceived conflicts of interest and have adopted a written policy regarding the review, approval, and ratification of any related party transactions. Our Nominating and Governance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to the written related person transaction policy adopted by our Board of Directors. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related person transaction, the Nominating and Governance Committee will consider:

•	whether the transaction is fair and reasonable to the Company;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company, a subsidiary or the related person;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction;

•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;

•	the related person’s interest in the transaction;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction may present an improper conflict of interest for the related person, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship.

Any member of the Nominating and Governance Committee who is a related person or the immediate family of a related person with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting in which such transaction is considered.

Certain Relationships

EMPLOYMENT AGREEMENTS

We are party to employment agreements with each of our named executive officers. The material terms of the employment agreements with our named executive officers are described under “Executive Compensation—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “Executive Compensation—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control”.

INDEMNIFICATION AGREEMENTS AND INSURANCE

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

29

DIRECTOR COMPENSATION

Director Compensation Program

Each of our non-employee directors receives the following compensation for their service on the Board of Directors, which compensation levels have remained unchanged since our formation in 2017.

Compensation Component	Amount

Annual Retainer	$225,000 • 60% ($135,000) payable in restricted common stock(1) • 40% ($90,000) payable in cash

Additional Annual Retainers

Independent Chair of the Board Annual Retainer	$75,000

Committee Chair Annual Retainer	• $40,000 for the Audit Committee • $20,000 for the Compensation Committee • $15,000 for the Nominating and Governance Committee

Committee Member Annual Retainer	• $20,000 for the Audit Committee • $10,000 for the Compensation Committee • $7,500 for the Nominating and Governance Committee

Each director may elect, before the year in which such election is to be effective, whether to receive the additional annual retainers for that year in cash or in a combination of cash and equity. In addition, our directors may elect to defer some or all of their compensation pursuant to a deferral plan, consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time.

(1)

In 2019, our Board of Directors determined that the annual retainer paid in restricted common stock should be shifted from a calendar-year basis to an annual meeting-to-annual meeting basis in order to align with each director’s term of service.

Director Compensation for 2019

The following table summarizes all compensation for our non-employee directors for the fiscal year ended December 31, 2019. Because Ms. Douglas joined the Board of Directors in 2020, she did not receive compensation in 2019 and is not listed below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation	Total $

James R. Abrahamson	$120,000	$225,000	$—	$345,000

Diana F. Cantor	$130,833	$180,000	$—	$310,833

Eugene I. Davis(2)	$ 46,667	$ 45,000	$—	$ 91,667

Eric L. Hausler(3)	$104,000	$201,000	$—	$305,000

Elizabeth I. Holland	$120,000	$180,000	$—	$300,000

Craig Macnab	$104,333	$201,500	$—	$305,833

Michael D. Rumbolz	$ 97,000	$190,500	$—	$287,500

(1)

The amounts in the Stock Awards column reflect the aggregate grant fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 of the consolidated financial statements of VICI Properties Inc. included in our 2019 Annual Report. In order to implement the change of the timing of the annual restricted stock award noted above, each director received a partial-year grant with a value of $45,000 for the period from January 1, 2019 to April 30, 2019 (the date of the 2019 Annual Meeting of Stockholders). In addition, on April 30, 2019, each director received their annual restricted stock award with a value of $135,000 covering the period from April 30, 2019 to April 30, 2020 (the date of the Annual Meeting). As a result, the amounts in the Stock Awards column reflect both the partial-year award and the annual award for the period from April 30, 2019 to April 30, 2020.

(2)

Mr. Davis did not stand for reelection at the Company’s 2019 Annual Meeting of Stockholders, held on April 30, 2019. Mr. Davis’s 2019 compensation was prorated for his Board and committee service for the period of his service from January 1, 2019 through April 30, 2019.

(3)	Mr. Hausler resigned from the Board of Directors, effective February 13, 2020, in order to accept a position as the chief executive officer of a privately held company.

30	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Mr. Pitoniak, whose biographical information is presented under “Proposal 1: Election of Directors—Director Nominees”.

Name	Age	Position

Edward B. Pitoniak	64	Chief Executive Officer and Director

John W.R. Payne	51	President, Chief Operating Officer

David A. Kieske	49	Executive Vice President, Chief Financial Officer and Treasurer

Samantha S. Gallagher	43	Executive Vice President, General Counsel and Secretary

John W.R. Payne has been our president and chief operating officer since October 6, 2017. Mr. Payne previously served as the chief executive officer of Caesars Entertainment Operating Company, Inc. (“CEOC”) (which filed for Chapter 11 bankruptcy in January 2015), a position he held since 2014. Mr. Payne has 21 years of experience in the gaming and hospitality business. Prior to 2014, Mr. Payne served as President of Central Markets and Partnership Development of Caesars from 2013 to 2014, Caesars’ President of Enterprise Shared Services from 2012 to 2013, Caesars’ President of Central Division from 2007 to 2012 and Atlantic City Regional President in 2006. In 2005, Mr. Payne also served as Caesars’ Gulf Coast Regional President. Mr. Payne served as the Senior Vice President and General Manager of Harrah’s New Orleans from 2002 to 2005. Mr. Payne is a Board Member of the Audubon Institute, Crimestoppers of Greater New Orleans and the Business Council of New Orleans, as well as Chairman of the Board of The Idea Village. Mr. Payne holds a Bachelor’s degree in Political Science from Duke University and a Master’s Degree in Business Administration from Northwestern University.

David A. Kieske has been our executive vice president, chief financial officer and treasurer since January 1, 2018, and served as Special Advisor to the Chief Executive Officer from November 27, 2017 until December 31, 2017. Prior to joining the Company, Mr. Kieske worked at Wells Fargo Securities/Eastdil Secured since 2007, where he most recently served as Managing Director in the Real Estate & Lodging Investment Banking Group. In his role, Mr. Kieske was responsible for providing capital raising and financial advisory services to companies in the real estate and lodging industries. Prior to Eastdil, Mr. Kieske worked in the Real Estate & Lodging Investment Banking Groups at both Citigroup and Bank of America. Early in Mr. Kieske’s career, he was a senior accountant at Deloitte & Touche and Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust. Mr. Kieske holds a Bachelor’s degree from University of California Davis and a Master’s Degree in Business Administration from the University of California Los Angeles.

Samantha S. Gallagher has been our executive vice president, general counsel and secretary since June 12 2018, and served as Special Advisor to the Chief Executive Officer upon joining the Company in May 2018. Ms. Gallagher has over 15 years of experience representing REITs and other real estate companies and financial institutions. Prior to joining the Company, Ms. Gallagher served as Executive Vice President, General Counsel and Secretary at First Potomac Realty Trust (NYSE: FPO). In this role, Ms. Gallagher held leadership responsibility for all corporate governance matters, SEC and NYSE compliance, structuring of corporate-level transactions, overseeing property-level and corporate acquisitions and dispositions, supervising litigation matters, as well as managing outside counsel. Ms. Gallagher also oversaw the negotiation and documentation pertaining to First Potomac Realty Trust’s merger with Government Properties Income Trust (NASDAQ: GOV) in October 2017. Previously, Ms. Gallagher was a Partner at Arnold & Porter LLP, Bass, Berry & Sims plc, and Hogan Lovells US LLP. While in private practice, Ms. Gallagher focused on capital markets transactions (including public and private equity and debt offerings), joint ventures, mergers and acquisitions and strategic investments, as well as advising companies in a variety of corporate and securities law matters. She previously served on the Board of Directors for Make-A-Wish® Mid-Atlantic, Inc. from 2013 to 2019, as well as serving as Chair of its Governance Committee. Ms. Gallagher earned a Juris Doctor degree from Georgetown University Law Center, cum laude, and a Bachelor of Arts degree from Princeton University, summa cum laude.

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of March 2, 2020, by (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2019 Summary Compensation Table” below and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022. The percentages shown in this table are calculated based on 468,622,067 shares of our common stock outstanding as of March 2, 2020.

5% Stockholders, Officers and Directors	Number of Shares Beneficially Owned	Percentage of Common Stock

Beneficial Owners of 5% or More of Our Common Stock:

The Vanguard Group(1)	59,190,871	12.6%

Cohen & Steers, Inc.(2)	49,555,961	10.6%

BlackRock, Inc.(3)	37,171,800	7.9%

Pacific Investment Management Company LLC(4)	28,413,319	6.1%

Directors and Executive Officers:

Edward B. Pitoniak	315,403	*

John W.R. Payne	109,497	*

David A. Kieske	117,873	*

Samantha S. Gallagher	56,981	*

James R. Abrahamson	51,171	*

Diana F. Cantor	13,272	*

Monica H. Douglas	1,070	*

Elizabeth I. Holland	17,044	*

Craig Macnab	28,528	*

Michael D. Rumbolz	44,377	*

Directors and Executive Officers as a Group (10 persons)	755,216	*

*	Less than 1%

(1)

Beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 11, 2020 by The Vanguard Group, Inc. The Schedule 13G/A indicates that the reporting entity is an investment adviser with sole voting power over 820,684 shares of our common stock, shared voting power over 545,218 shares of our common stock, sole dispositive power over 58,362,583 shares of our common stock and shared dispositive power over 828,288 shares of our common stock. The Schedule 13G/A further indicates that the following wholly owned subsidiaries of The Vanguard Group, Inc. are the beneficial owners of the number and percentage of common shares set forth after their name: Vanguard Fiduciary Trust Company (176,609 shares of common stock; 0.03%), as a result of serving as investment manager of collective trust accounts; and Vanguard Investments Australia, Ltd. (1,295,754 shares of common stock; 0.28%), as a result of serving as investment manager of Australian investment offerings. The address of the parties is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)

Beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2020 jointly by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Ltd. The Schedule 13G/A indicates that Cohen & Steers, Inc. holds sole voting power over 31,883,158 shares of our common stock and sole dispositive power over 49,555,961 shares of our common stock, and holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment advisor with sole voting power over 31,773,747 shares of our common stock and sole dispositive power over 48,810,895 shares of our common stock and that Cohen & Steers UK Ltd has sole voting power over 109,411 shares of our common stock and sole dispositive power over 745,066 shares of our common stock. The address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The address for Cohen & Steers UK Limited is 50 Pall Mall, 7th Floor, London, United Kingdom SW1Y 5JH.

32	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)

Beneficial ownership is based on Schedule 13G/A filed with the SEC on February 6, 2020 by BlackRock, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company or control person with sole voting power over 34,185,841 shares of our common stock and sole dispositive power over 37,171,800 shares of our common stock. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock, Inc. acquired, and are beneficial owners of, the shares of our common stock reported on the Schedule 13G/A: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited and BlackRock Fund Managers Ltd. The address of the parties is 55 East 52nd Street, New York, NY 10055.

(4)

Beneficial ownership is based on the Schedule 13G/A filed with the SEC on February 13, 2019 by Pacific Investment Management Company LLC (“PIMCO”) relating to 28,413,319 shares of our common stock, according to which PIMCO has sole voting power and sole dispositive power over all the shares covered by the Schedule 13G/A. According to the Schedule 13G/A, these shares are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. The Schedule 13G/A reports the securities beneficially owned or deemed to be beneficially owned by PIMCO. It does not include securities, if any, beneficially owned by PIMCO’s affiliates, whose ownership of securities is disaggregated from that of PIMCO. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by PIMCO. The address of PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.

33

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was formerly an officer or an employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee, nor has such interlocking relationship existed in the past. Accordingly, during 2019 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee report to stockholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Craig Macnab (Chair)

Elizabeth I. Holland

Michael D. Rumbolz

34	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions for 2019. Our named executive officers for 2019 were:

Edward B. Pitoniak

Chief Executive Officer and Director

John W.R. Payne

President, Chief Operating Officer

David A. Kieske

Executive Vice President,

Chief Financial Officer and Treasurer

Samantha S. Gallagher

Executive Vice President,

General Counsel and Secretary

Executive Summary

BACKGROUND

2019 was another extraordinary year for VICI, as we entered into a transformative partnership with Eldorado in connection with the proposed business combination of Eldorado with Caesars, while also continuing to execute on our clearly articulated strategic goals. Pursuant to the terms of our agreements in connection with the Eldorado transaction, we have agreed to acquire Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Atlantic City and to modify certain provisions of the existing Caesars lease agreements for total consideration of approximately $3.2 billion in cash, which transactions will result in aggregate incremental annual rent of $252.5 million. The Eldorado transaction is subject to the closing of the Eldorado/Caesars merger, as well as certain regulatory and customary closing conditions. Simultaneously with our announcement of the Eldorado transaction, we completed a $2.5 billion upsized underwritten public offering of our common stock (including the settlement of the forward sale agreements entered into in connection with such offering), a portion of the proceeds of which were used to consummate accretive acquisitions announced in 2019, with the remainder to be used to fund a portion of the purchase price of the Eldorado transaction.

35

EXECUTIVE COMPENSATION

In 2019, we announced approximately $4.9 billion in accretive acquisitions. Through these accretive transactions we continued our tenant diversification strategy with best-in-class operators. In January 2019, we completed the acquisition of the Margaritaville Resort Casino with Penn National Gaming, Inc.; in May 2019, we completed the acquisition of the Greektown Hotel-Casino with Penn National Gaming, Inc.; in September 2019, we completed the acquisition of the Hard Rock Cincinnati Casino with Seminole Hard Rock Entertainment Inc.; and in December 2019, we completed the acquisition of Mountaineer Casino, Racetrack & Resort, Century Casino Caruthersville and Century Casino Cape Girardeau with Century Casinos, Inc. In addition, in September 2019, we entered into definitive agreements to acquire JACK Cleveland Casino and JACK Thistledown Racino in a sale-leaseback transaction with JACK Entertainment, which we subsequently closed on January 24, 2020. Through our acquisition activity we expanded our geographic footprint by approximately 36.3%, penetrating four new MSAs. We also continued to execute on our strategy to create and maintain a fortress balance sheet. In May 2019, we upsized our borrowing capacity under our existing revolving credit facility by $600 million to a total of $1.0 billion, extended the maturity date of the facility to May 2024 and moved to a leverage-based pricing grid with a range of 175 to 200 basis points over LIBOR. In November 2019, we completed our inaugural offering of $2.25 billion of senior unsecured notes, comprised of $1.25 billion aggregate principal amount of 4.25% senior unsecured notes due 2026 and $1.0 billion aggregate principal amount of 4.625% senior unsecured notes due 2029. We used a portion of the net proceeds of this unsecured notes offering to repay our $1.55 billion asset-level real estate mortgage financing secured by the real estate assets associated with Caesars Palace Las Vegas, thereby reducing our legacy secured indebtedness. Since our spin-off from Caesars Entertainment Operating Company, Inc. in October 2017, we have acquired one of the largest and best portfolios of gaming, hospitality and entertainment destinations in the REIT sector, and will continue to focus on carrying out a strategy whereby we will finance growth with prudent leverage, while maintaining sufficient liquidity for long-term growth.

2019 PERFORMANCE HIGHLIGHTS

The following are some of the highlights of our accomplishments in 2019:

(1)	Based on VICI’s stock price of $25.55 and debt of $4.8 billion minus cash and cash equivalents of $1.1 billion.

36	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

48.3% 2-Year Total Stockholder Return From IPO*	43.2% 1-Year Total Stockholder Return
Outperformed

2-Year Period From VICI IPO*	1-Year Period From 12/31/18 to 12/31/19

MSCI U.S. REIT Index – 26.9% S&P 500 Index – 18.8%	MSCI U.S. REIT Index – 25.9% S&P 500 Index – 31.5%

*For the period January 31, 2018 through January 31, 2020. For the Total Stockholder Return From IPO, VICI is indexed off of its initial public offering price of $20 per share (unadjusted) on January 31, 2018.

EXECUTIVE COMPENSATION HIGHLIGHTS

The primary objectives of our compensation program are to:

✓	Align the interests of our executives with those of stockholders;

✓	Link executive compensation to the Company’s short-term and long-term performance;

✓	Attract, motivate, retain and reward high-performing executive officers through competitive compensation arrangements;

✓	Promote long-term value creation and growth; and

✓

Encourage executive stock ownership by providing long-term incentives that (i) align the interests of our executive officers with those of our stockholders and (ii) further the goals of executive retention.

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO	WHAT WE DON’T DO

Align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.

No excise tax gross ups upon a change in control.
Double-Trigger Change in Control Payments—a “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination.	No pledging, hedging or short sale activities by our executives and directors.

We have a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.

We do not maintain any defined benefit or supplemental retirement plans.
No perquisites or other personal benefits to executive officers that are not available to all employees.
Maintain meaningful director and executive officer stock ownership guidelines, including requirement that our CEO accumulate a holding of 5x his base salary.	We do not pay dividends on unvested equity awards until, and only to the extent, those awards vest.
Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	We do not allow for repricing or buyouts of underwater options or stock appreciation rights without stockholder approval.
We require a one-year minimum vesting period on equity grants, subject to a 5% carve out.	No plan design features that encourage excessive or imprudent risk taking.

37

EXECUTIVE COMPENSATION

COMPENSATION FRAMEWORK

The primary components of our executive compensation program are base salary, short-term incentive compensation (cash bonus plan) and long-term incentive compensation (equity). These components are described in more detail below.

Component	Description	Primary Objective
Base Salary	Fixed cash compensation	• Attract and retain high-performing executives • Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications
Short-Term Incentive Plan (“STIP”)	Cash compensation tied to achievement of pre-determined quantitative performance goals	• Promote short-term business objectives and growth • Motivate executives to enter into accretive transactions that result in Adjusted Funds From Operations (“AFFO”) growth
Long-Term Incentive Program (“LTIP”)

Annual equity awards consisting of:

•  40% time-based restricted common stock that vests over a three-year period; and

•  60% performance-based restricted stock units (“PSUs”) that vest based on absolute and relative total stockholder return goals measured over a three-year performance period

•  Promote long-term value creation and growth strategies

•  Align executive and stockholder interests by encouraging maximization of stockholder value

•  Promote retention through a regular, periodic program of equity awards, which motivates performance and encourage long-term stock ownership

38	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

ALIGNMENT OF PAY WITH PERFORMANCE

Our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of pre-determined quantitative performance goals through our STIP, as well as rigorous absolute and relative stockholder return goals through our LTIP. In 2019, 83% of our Chief Executive Officer’s total target compensation, and 69% (on average) of our other named executive officers’ total target compensation was performance-based and/or at risk/not guaranteed and 17% and 31%, respectively, was fixed. To build even stronger pay-for-performance alignment with our stockholders, long-term incentive awards granted under the LTIP in 2019 are predominantly “at-risk” performance-based equity awards, the vesting and ultimate value of which depends entirely on the Company’s future absolute and relative stockholder return. The following graphics illustrate the mix between fixed pay (base salary) and at-risk pay incentives (short-term incentive in the form of cash and long-term incentive in the form of time-based restricted stock and PSUs) for our Chief Executive Officer and the average of our other named executive officers, in each case based on target levels of compensation.

STATUS OF LTIP AWARDS–PSUS

The Compensation Committee believes that the long-term incentive compensation awards issued to the named executive officers pursuant to the LTIP appropriately align our named executive officers’ focus on achieving the Company’s strategic objectives with the absolute and relative stockholder return expectations of our stockholders. The following table shows the status of the PSUs granted under the 2019 LTIP Awards and the 2018 LTIP Awards (based on tracking data for the performance period from January 1, 2019 to December 31, 2021 for the 2019 LTIP Awards and January 1, 2018 to December 31, 2020 for the 2018 LTIP Awards, in each case measured as of December 31, 2019).

LTIP Award	Performance Metric and Weight	2018	2019	2020	2021	Status	Payout as % of Target

2019 PSUs	Absolute TSR – 50% Relative TSR vs. MSCI US REIT Index – 50%					Tracking Above “Superior”	200%(1)

2018 PSUs	Absolute TSR – 50% Relative TSR vs. MSCI US REIT Index – 50%					Tracking Above “Superior”	200%(1)

(1)

Percentage shown measures performance as of December 31, 2019. The actual number of PSUs that will vest will be determined at the end of the three-year performance period from January 1, 2019 to December 31, 2021 for the 2019 PSUs and the end of the three-year performance period from January 1, 2018 to December 31, 2020 for the 2018 PSUs.

39

EXECUTIVE COMPENSATION

Compensation Philosophy

Our compensation arrangements are designed to attract and retain high-performing executives by motivating and rewarding our executives for achieving both short- and long-term performance goals that are aimed at growing stockholder value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented cash and equity incentive plans. Our Compensation Committee will review and consider this philosophy and may make adjustments as it determines necessary or appropriate. The principal objectives of our compensation philosophy and program are to:

•

align the interests of our executives and stockholders through the use of performance-based short-term cash incentive compensation and time- and performance-based long-term equity incentive compensation;

•	attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives;

•	promote long-term value creation and growth strategies;

•	ensure line-of-sight between key performance measures that are indicative of company growth and gains in stockholder value and actual results; and

•

encourage executive stock ownership through stock ownership guidelines for executives and by providing long-term incentives that align the interests of our executive officers with those of our stockholders.

In developing the Company’s executive compensation philosophy and implementing its programs and policies, our Compensation Committee and Board of Directors recognizes the importance of aligning the Company’s executive compensation programs with stockholder interests and continually reviews the Company’s executive compensation practices. As a result of this ongoing review, in August 2018, our Compensation Committee adopted our LTIP, which aligns the interest of the Company’s executive officers with the interest of our stockholders and provides for (i) 40% of the annual award in time-based restricted stock that vests ratably, annually over three years and (ii) 60% of the annual awards in PSUs that vest based on the achievement of rigorous absolute and relative total stockholder return goals measured over a three-year period.

Compensation Process

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors regularly oversees our executive compensation program, and evaluates and determines the appropriate executive compensation philosophy and objectives for VICI, the process for establishing executive compensation, and the appropriate design of our executive compensation program and compensation arrangements. The Compensation Committee consists entirely of independent directors who review and approve our overall executive compensation programs and practices and set the compensation of our executive officers. In determining compensation for our executive officers, other than our Chief Executive Officer, the Committee considers, among other things, the recommendations of our Chief Executive Officer. The Compensation Committee also is supported in its work by an independent compensation consultant, as described below. The Committee is, however, solely responsible for making the final decisions on compensation for our executive officers.

ROLE OF EXECUTIVES

In order to ensure that compensation programs are aligned with our strategic objectives and appropriate performance goals, management provides input to the Compensation Committee with respect to the compensation-setting process. The Chief Executive Officer, the Executive Vice President, General Counsel and Secretary, and the Executive Vice President, Chief Financial Officer and Treasurer are the officers who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspective on aligning executive compensation strategies with our business objectives. When determining compensation for our executive officers, the Chief Executive Officer provides the Compensation Committee his input regarding executive performance, and recommends base salary and annual and long-term incentive targets for each of our executive officers (other than himself). The performance of the Chief Executive Officer is assessed directly by the Compensation Committee (with input from other independent directors) in executive session without the Chief Executive Officer present.

ROLE OF COMPENSATION CONSULTANT

Lyons, Benenson & Company Inc. (“Lyons Benenson”), an independent compensation consultant, provides advice and support to the Compensation Committee in the design and implementation of our executive compensation program. Lyons Benenson, which has provided these services to the Compensation Committee since our emergence from CEOC’s bankruptcy proceedings, is retained directly by the Compensation Committee, which, in its sole discretion, has sole authority to select, approve, retain, terminate and oversee its relationship with the firm. Lyons Benenson did not provide other consulting services to VICI or any of its executive officers in 2019. In selecting its

40	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

compensation consultant, the Compensation Committee considered the independence of such consultant in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee concluded that no conflict of interest exists that would prevent Lyons Benenson from independently advising the Compensation Committee.

At the Compensation Committee’s request, Lyons Benenson regularly attends Compensation Committee meetings. Lyons Benenson also communicates with the Chair of the Compensation Committee outside committee meetings regarding matters related to the Compensation Committee’s responsibilities.

PEER GROUP AND BENCHMARKING

The Compensation Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group of companies, based on data compiled by Lyons Benenson. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against these peer companies (“benchmarking analysis”) to ensure that the Company is able to attract and retain highly qualified executive officers by providing a total compensation package that is competitive with those provided by the Company’s peers.

In January 2019, the Compensation Committee, with the assistance of Lyons Benenson, reviewed the composition of our peer group given our significant growth during 2018 (following our initial public offering in February 2018). Following this review, and based on the recommendations of Lyons Benenson, the Compensation Committee determined that significant revisions to our peer group were warranted to (i) ensure that our total revenue, market capitalization and total enterprise value remained near the median of the peer group for 2019 and (ii) create a peer group that consists exclusively of publicly traded REITs. Our 2019 peer group consists of the following 15 publicly traded REITs:

2019 PEER GROUP

EPR Properties*	Park Hotels & Resorts Inc.

Federal Realty Investment Trust	Pebblebrook Hotel Trust

Gaming and Leisure Properties, Inc.*	Realty Income Corporation*

HCP, Inc.	Regency Centers Corporation

Kimco Realty Corporation	STORE Capital Corporation*

MGM Growth Properties LLC*	Uniti Group Inc.*

National Retail Properties, Inc.*	W.P. Carey Inc.*

Omega Healthcare Investors, Inc.

* Denotes triple-net lease REIT

The companies in our 2019 peer group focus on a variety of asset classes within the REIT industry, including those with similar triple-net lease structures, as well as those that are similar to us in size in terms of revenue, market capitalization and/or total enterprise value.

41

EXECUTIVE COMPENSATION

Lyons Benenson’s benchmarking analysis compared the compensation of our executive officers based on each element of compensation and total target compensation (including base salary, target short-term incentive compensation and target long-term incentive compensation) with that of executive officers of similar titles and job roles across the peer group. The Compensation Committee considered and expects to continue to consider the amount and mix of base and variable compensation by referencing, for each executive officer position, the prevalence of each element and the level of compensation that is provided in the market based on Lyons Benenson’s benchmarking analysis. The Compensation Committee typically uses the median levels of compensation within the peer group in setting pay; however, actual compensation paid may fluctuate above/below the median of the peer group based on the Company’s performance and achievement of the goals established by the Compensation Committee for the executive officers. The Compensation Committee expects to review the peer group periodically and make changes as warranted and deemed appropriate by the Compensation Committee. In 2019, the 2019 total target compensation of our Chief Executive Officer was compared to the 2018 total target compensation of CEOs or equivalents of the 2019 peer companies. This comparative analysis indicated that our Chief Executive Officer’s 2019 total target compensation registered in the 26th percentile of the 2019 peer companies’ CEO or equivalents total target compensation for 2018 and was approximately 23% below the median total target compensation for 2018 for CEOs or equivalents of the 2019 peer companies.

Results from 2019 Say-on-Pay Vote

We provide our stockholders an annual opportunity to indicate whether they support our compensation practices for our named executive officers (i.e., a “say-on-pay” vote). As previously reported, there was strong support by stockholders at our 2019 Annual Meeting of Stockholders for the compensation program, with over 99% of the votes cast on our say-on-pay proposal voted in favor of the advisory vote to approve our named executive officer compensation for 2019. The Compensation Committee appreciates and values the views of our stockholders. After considering our 2019 say-on-pay voting results and the advice from our compensation consultant, the Compensation Committee continues to believe that our executive compensation program and philosophy are properly aligned with the interests of our stockholders. Accordingly, no significant changes were made to the executive compensation program as a result of the advisory vote. The Compensation Committee expects to consider future annual say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

Elements of Executive Compensation

Our executive compensation program consists of the following primary components: base salary, annual incentive compensation (annual cash bonus plan) and long-term incentive compensation (equity).

BASE SALARY

Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Compensation Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations: the executive officer’s position, responsibilities associated with that position, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, the executive officer’s individual compensation history, salary levels of the other members of our executive team and similarly situated/comparable executives in our peer group, and our overall compensation philosophy.

Set forth in the table below are the 2018 and 2019 base salaries for each of our named executive officers, indicating the year-over-year percentage increase. Base salaries for our named executive officers were reviewed by the Compensation Committee in February 2019 and it was determined at that time that an increase in base salary was appropriate for certain of our named executive officers.

Named Executive Officer	2018 Base Salary	2019 Base Salary	Percent Increase from 2018

Edward B. Pitoniak	$725,000	$765,000	5.5%

John W.R. Payne	$1,200,000	$1,200,000	0.0%

David A. Kieske	$450,000	$475,000	5.6%

Samantha S. Gallagher	$383,000	$405,000	5.7%

42	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

SHORT-TERM INCENTIVE PLAN (“STIP”)

Our executive officers are eligible for short-term cash incentive compensation, which is intended to motivate the executive officers to achieve short-term company performance goals that will inure to the benefit of our Company and stockholders and to align executive officers’ interests with those of the stockholders. The STIP provides payout opportunities based on the achievement of pre-determined corporate performance objectives, with actual STIP bonuses earned based on the achievement of such performance objective(s) each fiscal year.

Each fiscal year the Compensation Committee determines a target STIP bonus for each executive officer. With respect to 2019, the 2019 STIP award targets for our named executive officers are set forth in the table below:

	2019 STIP Opportunity (as % of Base Salary)

Named Executive Officer	Threshold	Target	Superior

Edward B. Pitoniak	62.5%	125%	250%

John W.R. Payne	37.5%	75%	150%

David A. Kieske	47.5%	95%	190%

Samantha S. Gallagher	45%	90%	180%

No compensation is awarded for below-threshold performance. If corporate performance is between performance levels (i.e., between threshold and target, or between target and superior), the actual amount of the award that is earned will be “interpolated” using the two identified levels of performance. The Compensation Committee determines the achievement of the corporate performance objective(s) during the first quarter following the fiscal year to which such awards pertain after a review of the Company’s actual corporate performance.

2019 STIP AWARDS

For 2019, the Compensation Committee approved AFFO per share growth as the sole metric against which performance would be measured for purposes of the STIP. The Compensation Committee believes that AFFO per share is the appropriate measure to use for an annual incentive program because it is a widely recognized measure used to evaluate the operating performance of a REIT that provides a meaningful comparison of the underlying operating performance of our business on a year-over-year basis and incentivizes management to pursue accretive transactions that result in AFFO growth.

Objective Corporate Performance Metric – Weighted 100% 2019 AFFO Per Share

The “threshold”, “target” and “superior” performance levels for 2019 AFFO per share were established by the Compensation Committee in early 2019. In order to determine the appropriate rigor of such performance levels with respect to the 2019 STIP, the Compensation Committee reviewed triple-net REIT AFFO and FFO per share historical and projected growth data. Based on this analysis of triple-net AFFO and FFO per share growth data, the Compensation Committee adopted AFFO per share growth metrics for the “threshold”, “target” and “superior” performance levels under the 2019 STIP, which the Compensation Committee determined to be rigorous but achievable in order to challenge our executive team to deliver consistent AFFO growth. At the target level, AFFO per share was just below the high end of our initial public guidance range, and superior performance was more than $0.03 per share above the high end of such guidance. The AFFO per share growth metrics and the bonus payment thresholds corresponding to such metrics are set forth below (payout is interpolated for results between the performance levels):

(1)

AFFO is a non-GAAP financial measure. “GAAP” means the generally accepted accounting principles in the U.S. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see the section entitled “Reconciliation of Non-GAAP Measures” in our 2019 Annual Report.

(2)

Reflects AFFO per share of $1.5375 (excluding the impact of only that portion of the June 2019 equity offering that was not used in 2019 to fund the closing of the acquisitions of the Hard Rock Cincinnati Casino and the Century Portfolio, which offering was undertaken to pre-fund the Eldorado transaction to avoid market risk and was opportunistically over-equitized beyond what was required to fund the transactions on a leverage-neutral basis).

43

EXECUTIVE COMPENSATION

During the first quarter of 2020, AFFO per share results were determined against the 2019 corporate performance metrics under the STIP. Based on our AFFO per share of $1.5375 (excluding the impact of only that portion of the June 2019 equity offering that was not used in 2019 to fund the closing of the acquisitions of the Hard Rock Cincinnati Casino and the Century Portfolio, which offering was undertaken to pre-fund the Eldorado transaction to avoid market risk and was opportunistically over-equitized beyond what was required to fund the transactions on a leverage-neutral basis), the Compensation Committee approved the following 2019 STIP awards for the named executive officers, which resulted in payouts at superior performance payout levels. Each of our named executive officers used a portion of the cash award to purchase shares of our common stock in an amount equal in value to the net after tax difference between the 2019 STIP award at target and superior payout levels, which purchases were completed on March 2, 2020, and will hold such shares for at least one year following acquisition, which further increases our executive officers’ equity ownership stakes and alignment with our stockholders.

Named Executive Officer	2019 Actual STIP Award	Percentage of Target Potential

Edward B. Pitoniak	$1,912,500	200%

John W.R. Payne	$1,800,000	200%

David A. Kieske	$902,500	200%

Samantha S. Gallagher	$729,000	200%

LONG-TERM INCENTIVE PROGRAM (“LTIP”)

We maintain a long-term incentive program, which provides for the granting of equity incentive awards under the VICI Properties Inc. 2017 Stock Incentive Plan to the Company’s executive officers and to certain other officers and employees as designated by the Compensation Committee. The LTIP was established in consultation with the Compensation Committee’s independent compensation consultant and is intended to closely align the interest of the Company’s executive officers (and other eligible employees) with the interests of our stockholders. The LTIP provides for a combination of time-based and performance-based awards based on rigorous, multi-year absolute and relative stockholder return goals, which is intended to promote long-term value creation and growth strategies, align executive and stockholder interests by encouraging maximization of stockholder value and promote retention and provide ongoing incentives by encouraging long-term stock ownership.

Each fiscal year, the Compensation Committee determines an aggregate target value (including the time-based and performance-based portions) for the annual LTIP award for each participant and establishes the performance conditions used for the performance-based portion of the LTIP, as well as the levels of performance (threshold, target and superior) required to be achieved under the program. The following table sets forth the aggregate 2019 long-term incentive award targets for our named executive officers:

Named Executive Officer	2019 LTIP Award Target (% of Base Salary)

Edward B. Pitoniak	375%

John W.R. Payne(1)	75%

David A. Kieske	200%

Samantha S. Gallagher	175%

(1)

Mr. Payne’s prior employment agreement provided for a target long-term incentive award designated as a specific dollar amount for his 2019 LTIP award target (though the amount set forth above reflects the percentage (%) of base salary that such dollar amount represents).

The illustration below sets forth the structure of our 2019 LTIP:

As shown in the illustration above, for 2019, the LTIP provides for annual grants of full value equity awards that are issued in two parts such that (i) 40% are time-based awards consisting of restricted common stock (“Time-Based Awards”) that vest ratably, annually over a three-year

44	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

period and (ii) 60% are performance-based awards consisting of PSUs that vest based on the achievement of certain performance conditions over a three-year performance period. The terms of the Time-Based Awards and PSUs are described below.

TIME-BASED PORTION OF LTIP AWARD

The Time-Based Awards are in the form of shares of restricted stock, which vest ratably, annually over three years (except that, with respect to the Time-Based Awards under the 2018 LTIP Awards, the first vesting date was on March 31, 2019 and the next vesting dates shall be the next two anniversaries thereof). There are no performance conditions attached to the Time-Based Awards; the only requirement for vesting is continued service (except as otherwise provided in the participant’s employment agreement in specific instances such as terminations without “cause” or for “good reason,” including following a “change in control”). Dividends on the shares of restricted stock are held by the Company and deemed invested in the shares of common stock and are payable in cash only if and to the extent that the shares vest. As such, no dividends will be paid on shares of restricted stock that do not vest.

PERFORMANCE-BASED PORTION OF LTIP AWARD

With respect to the portion of the LTIP Award that is performance based, 50% of the award vests on the basis of the Company’s Absolute Total Stockholder Return (as defined below) and 50% of the award vests on the basis of the Company’s Relative Total Stockholder Return (as defined below) versus the MSCI US REIT Index (in each case based on actual results, as measured over a three-year performance period); provided, however, that the performance conditions for future awards may subsequently be changed by the Compensation Committee. The award provides that a recipient is granted a target number of restricted stock units and is eligible to earn from 0% to 200% of such target number of restricted stock units based on the level of achievement of the foregoing performance conditions during the applicable three-year performance period beginning on January 1 of the year of such grant and ending on December 31 of the third year following such grant.

As soon as practicable following the end of the performance period, the Compensation Committee shall determine the Company’s level of achievement of the performance conditions and the percentage of the target number of PSUs earned by the recipient pursuant to such criteria, and, therefore, the number of shares of common stock, if any, to be delivered. Vested PSUs shall be settled shortly thereafter, but in no event later than March 15th following the end of the performance period. Vesting levels are interpolated for performance between threshold and target or between target and superior.

See “—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control” below for further information regarding the treatment of any unvested PSUs (and any related dividend equivalents) in the event of a participant’s termination of employment and/or a “change in control” prior to the expiration of the applicable performance period.

With respect to the PSUs (as with the Time-Based Awards), dividends accumulate and are payable in cash only if and to the extent that the PSUs vest. As such, no dividends will be paid on PSUs that do not vest.

The PSUs (and any related dividend equivalents) are subject to recoupment in accordance with any existing clawback or recoupment policy, or any clawback or recoupment policy that the Company is otherwise required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

2019 LTIP AWARDS

The Compensation Committee approved, in February 2019, the grant of the following LTIP awards to the Company’s executive officers for the 2019 year as set forth in the table below.

Participant	Aggregate Amount of Target LTIP Award	Time-Based Award (40% of Aggregate Target LTIP)(1)	Performance-Based Award (60% of Aggregate Target LTIP)(2)
			Threshold (50%)	Target (100%)	Superior (200%)

Edward B. Pitoniak	$2,868,750	$1,147,500	$860,625	$1,721,250	$3,442,500

John W.R. Payne	$900,000	$360,000	$270,000	$540,000	$1,080,000

David A. Kieske	$950,000	$380,000	$285,000	$570,000	$1,140,000

Samantha S. Gallagher	$708,750	$283,500	$212,625	$425,250	$850,000

(1)

The number of restricted shares of common stock issued pursuant to the Time-Based Awards were determined by dividing the applicable dollar amounts by the 10-trading day volume weighted average price as of February 12, 2019.

(2)

The number of PSUs issued pursuant to the Performance-Based Awards were issued at an amount equal to the target amount set forth above, with the number of restricted stock units having been determined by dividing the applicable target dollar amount of such awards by the Monte Carlo grant date fair value per share as of February 12, 2019. The Monte Carlo value was determined by an independent valuation consultant.

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EXECUTIVE COMPENSATION

The illustration below sets forth the structure, performance metrics and vesting criteria for our 2019 LTIP Awards.

(1)

“Absolute Total Stockholder Return” or “Absolute TSR” is calculated on a compounded annualized basis and includes (i) the sum of (a) the cumulative amount of dividends (ordinary and special) paid per share over the measurement period, assuming the reinvestment of dividends in common stock, and (b) an amount equal to (x) the closing common share price on the last trading day of the measurement period, minus (y) the closing common share price on the first trading day of the measurement period, divided by (ii) the closing common share price on the first trading day of the measurement period.

(2)

“Relative Total Stockholder Return” or “Relative TSR” shall mean the Company’s Absolute TSR for the performance period as measured against the Absolute Total Stockholder Return for the MSCI US REIT Index (“RMZ”).

The time-based portion of the 2019 LTIP Awards vest in three equal installments on February 12, 2020, 2021 and 2022, subject to accelerated vesting as set forth in the 2017 Stock Incentive Plan, the applicable award agreement or the applicable employment agreement.

As noted in the illustration above, with respect to the performance-based portion, 50% of the award will vest on the basis of the Company’s Absolute TSR and 50% of the award will vest on the basis of the Company’s Relative TSR and the levels of performance applicable to each portion of the award are as set forth above (in each case based on actual results, as measured over the three-year performance period from January 1, 2019 to December 31, 2021). We believe the performance targets are rigorous but achievable and challenge our executive team to achieve consistently high performance levels, both on an Absolute TSR and Relative TSR basis. If the Company’s performance is below the threshold of one performance metric, no PSUs are earned for such portion of the award; however, failure to achieve threshold of one performance metric (i.e., failure to achieve threshold for Absolute TSR or failure to achieve threshold for Relative TSR) will not result in the forfeiture of the PSUs subject to the performance metric that is achieved. If the Company’s performance is between two levels of performance (i.e., between threshold and target or between target and superior), the actual amount of the award that is earned (and the number of PSUs that will vest) will be determined based on linear interpolation. Notwithstanding the foregoing, in the event that the Company’s Absolute TSR for the performance period is negative, the number of PSUs that vest based on Relative TSR shall not exceed the threshold number of PSUs for the Relative TSR performance metric, even if the Company’s Relative TSR exceeds Relative TSR threshold performance.

Other Compensation Program Elements and Policies

PERQUISITES AND OTHER BENEFITS

We maintain medical, dental and vision insurance, life insurance, and accidental death and disability insurance for all of our full-time employees. Executives are eligible to participate in the same welfare benefit plans as our other full-time employees and are covered by the same vacation, leave of absence and similar policies. We do not offer any perquisites or other benefits to our executive officers that are not generally available to our other employees.

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EXECUTIVE COMPENSATION

SEVERANCE BENEFITS

In order to achieve our compensation objective of attracting, retaining and motivating high-performing executives, we believe that we need to provide our named executive officers with severance protection. We are party to employment agreements with each of our named executive officers. Pursuant to the employment agreements, each of our named executive officers is entitled to certain severance benefits based on the nature of their termination. See “—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control” below for further information regarding severance benefits payable to the named executive officers upon termination or change in control.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Board of Directors adopted stock ownership guidelines for our executive officers pursuant to which such individuals are expected to attain minimum levels of equity ownership. For purposes of this requirement, an executive officer’s equity ownership includes: (a) shares of common stock or preferred stock; (b) partnership interests in VICI Properties L.P., the Company’s operating partnership (the “Operating Partnership”); and (c) (i) time-based restricted stock (whether vested or unvested), (ii) time-based restricted stock units (whether vested or unvested), (iii) performance-based restricted stock (whether vested or unvested and assuming target performance); and (iv) performance-based restricted stock units (whether vested or unvested and assuming target performance). Individuals subject to these guidelines have until the fifth anniversary of (a) February 12, 2019 (the date the Company adopted the stock ownership guidelines) or (b) the date he or she first becomes subject to the applicable ownership guideline level to attain the requisite level of ownership. We also require our executive officers to maintain meaningful stock ownership through a combination of vesting and/or post-vesting transfer restrictions on certain equity grants. The target ownership level of Company equity pursuant to the stock ownership guidelines is expressed as a multiple of base salary as set forth below.

Position	Multiple

Chief Executive Officer	5x

Other Executive Officers	3x

NO PLEDGING POLICY

We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders. Accordingly, we have adopted a robust policy (pursuant to our Insider Trading Policy) prohibiting each of our directors, executive officers and other employees from purchasing any Company securities on margin, holding any Company securities in a margin account or pledging Company securities as collateral for a loan.

NO HEDGING POLICY

Our Insider Trading Policy specifically prohibits our directors, executive officers and other employees from (i) engaging in hedging or monetization transactions involving our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (ii) trading in options, puts, calls or other similar instruments involving our securities; and (iii) engaging in short sales of our securities.

CLAWBACK POLICY

We have adopted a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully commits an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials. If the Board of Directors (or the Compensation Committee, if the Board of Directors so designates) determines that the Company was required to file a mandatory restatement of our financial results due to an executive officer’s willful commission of an illegal act, fraud, intentional misconduct or gross recklessness, the Board of Directors (or the Compensation Committee, if designated by the Board of Directors) will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to recoup all or any part of the incentive compensation that is based in whole or in part on the achievement of financial results by the Company, including, but not limited to any bonus, incentive arrangement or equity award, but excluding salary.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee reviewed and considered risks arising from our compensation policies and practices for its employees. This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:

•	the executive compensation program is structured as a balanced mix between fixed and variable, annual and long-term, and cash and equity compensation;

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EXECUTIVE COMPENSATION

•	the STIP and LTIP are each based upon pre-existing, defined goals set at the beginning of the year or three-year performance period, as applicable;

•	the STIP is based on a metric that incentivizes accretive transactions that result in AFFO growth;

•	the LTIP performance goals include both absolute and relative-to-peer performance;

•	the STIP and LTIP include maximum payouts for each executive;

•	the equity incentive awards provide for multi-year vesting, which encourages focus on sustained growth and earnings;

•	the Company maintains executive stock ownership guidelines that mandate meaningful equity ownership by executive officers; and

•

the executive compensation program includes an appropriate clawback policy regarding the recoupment of incentive compensation if an executive officer willfully commits an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.

Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Compensation Committee with regard to executive compensation programs.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES AND ARRANGEMENTS

2019 Summary Compensation Table

This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the years ended December 31, 2019, December 31, 2018 and, to the extent applicable, December 31, 2017 (following our formation on October 6, 2017).

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Edward B. Pitoniak Chief Executive Officer	2019	$765,000	$—		$2,868,750		$1,912,500	$9,408	$5,555,658
	2018	$725,000	$—		$1,812,500		$1,003,182	$25,479	$3,566,161
	2017	$170,096	$311,500		$1,750,000	(4)	$—	$77,300	$2,308,896
John W.R. Payne	2019	$1,200,000	$—		$900,000		$1,800,000	$9,408	$3,909,408
President and Chief Operating Officer	2018	$1,200,000	$—		$1,114,521		$1,245,330	$12,489	$3,572,340
	2017	$281,538	$300,000		$—		$—	$3,462	$585,000
David A. Kieske	2019	$475,000	$—		$950,000		$902,500	$9,408	$2,336,908
Executive Vice President, Chief Financial Officer and Treasurer(5)	2018	$450,000	$150,000	(5)	$1,075,000		$529,265	$15,099	$2,219,364
Samantha S. Gallagher	2019	$405,000	$—		$708,750		$729,000	$9,408	$1,852,158
Executive Vice President, General Counsel and Secretary(6)	2018	$245,540	$—		$717,050		$450,463	$59,896	$1,472,949

(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of time-based awards and performance-based restricted stock units, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the year ended December 31, 2019. The amounts disclosed in this column for 2019 reflect the aggregate grant date fair value of time-based restricted stock awards granted under the LTIP for the 2019 plan year, which vest over a three-year period and PSUs granted under the LTIP, which will be earned, if at all, on the basis of Absolute TSR and Relative TSR measured over the three-year performance period from January 1, 2019 to December 31, 2021. For a discussion of the LTIP and the long-term incentive awards granted to our named executive officers in 2019, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program”. The following table discloses the grant date fair value of each award granted to the applicable named executive officer.

Name	Year	2019 LTIP Award (Time-Based)	2019 LTIP Award (Performance-Based)(a)

Edward B. Pitoniak	2019	$1,147,500	$1,721,250

John W.R. Payne	2019	$360,000	$540,000

David A. Kieske	2019	$380,000	$570,000

Samantha S. Gallagher	2019	$283,500	$425,250

(a)

If the maximum level of performance was achieved, the grant date fair value of the PSU would be $3,442,500 for Mr. Pitoniak, $1,080,000 for Mr. Payne, $1,140,000 for Mr. Kieske and $850,500 for Ms. Gallagher.

(2)

The amounts shown in the Non-Equity Incentive Plan Compensation column reflect the cash award that each named executive officer earned (i) in 2019, which was paid in February 2020 and (ii) in 2018, which was paid in February 2019, in each case pursuant to the Company’s STIP. For a discussion of the annual incentive program, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Plan—2019 STIP Awards”.

(3)	The amounts shown in the All Other Compensation column for the year ended December 31, 2019 consist of:

(a)	group life insurance premiums of $1,008 for each Mr. Pitoniak, Mr. Kieske, Mr. Payne and Ms. Gallagher; and

(b)	company matching contributions under our 401(k) plan of $8,400 for each of Mr. Pitoniak, Mr. Kieske, Mr. Payne and Ms. Gallagher.

(4)

Pursuant to Mr. Pitoniak’s employment agreement entered into on October 6, 2017, Mr. Pitoniak was granted common stock with a fair value of $1,250,000 on October 6, 2017 (84,746 shares) that vests at the rate of 25% on each of the first four anniversaries of the grant date (“Initial Equity Grant”) and common stock with a fair value of $500,000 (24,951 shares) that was fully vested at grant (constituting Mr. Pitoniak’s “2017 Emergence-Related Award).” Per the terms of Mr. Pitoniak’s employment agreement, the Initial Equity Grant was valued based on an independent appraisal of the value of the Company’s common stock as of October 6, 2017, which appraisal was approved by the Board of Directors in February 2018. Pursuant to Mr. Pitoniak’s employment agreement, his 2017 Emergence-Related Award, was fully vested at grant and, in accordance with FASB ASC Topic 718, was fully expensed on October 6, 2017, the date of service inception. The Initial Equity Grant shares and his 2017 Emergence-Related Award shares were issued on February 26, 2018.

(5)

Mr. Kieske joined the Company on November 27, 2017 as Special Advisor to the Chief Executive Officer and became Executive Vice President, Chief Financial Officer and Treasurer of the Company effective January 1, 2018. Pursuant to Mr. Kieske’s employment agreement, Mr. Kieske received certain compensation in connection with his commencement of employment on account of foregone bonus and incentives and forfeited equity awards, including a $150,000 cash bonus payable within 30 days of the first anniversary of commencing employment.

(6)

Ms. Gallagher joined the Company on May 11, 2018 and became Executive Vice President, General Counsel and Secretary of the Company effective June 13, 2018. As a result, the 2018 base salary reflected above represents the prorated amount of base salary actually paid to her with respect to 2018. Ms. Gallagher’s 2018 annualized base salary was $383,000.

49

EXECUTIVE COMPENSATION

2019 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2019.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts(2) Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)	Threshold (#)	Target (#)	Superior (#)
Edward B. Pitoniak
STIP Award		478,125	956,250	1,912,500
LTIP—Time-Based Award	2/12/19							53,326	1,147,500
LTIP—PSUs	2/12/19				37,947	75,893	151,786		1,721,250
John W.R. Payne
STIP Award		450,000	900,000	1,800,000
LTIP—Time-Based Award	2/12/19							16,730	360,000
LTIP—PSUs	2/12/19				11,905	23,810	47,620		540,000
David A. Kieske
STIP Award		225,625	451,250	902,500
LTIP—Time-Based Award	2/12/19							17,659	380,000
LTIP—PSUs	2/12/19				12,567	25,133	50,266		570,000
Samantha S. Gallagher
STIP Award		182,250	364,500	729,000
LTIP—Time-Based Award	2/12/19							13,175	283,500
LTIP—PSUs	2/12/19				9,375	18,750	37,500		425,250

(1)

The amounts shown in these columns represent the range of potential payouts (threshold, target and superior) of cash compensation under our STIP for our named executive officers for 2019 performance. The actual amounts that were paid to the named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table. See “—Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Plan—2019 STIP Awards” above for more information.

(2)

The amounts shown in these columns represent the possible number of PSUs granted under the LTIP that may be earned and vest based upon the level of achievement of the applicable performance measures. As described in further detail under the section entitled “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program,” the PSUs vest based upon the achievement of Absolute TSR and Relative TSR goals measured over the three-year performance period from January 1, 2019 to December 31, 2021. Threshold assumes that 50% of the total value of the PSUs awarded vest, target assumes that 100% of the total value of the PSUs awarded vest and superior assumes that 200% of the total value of the PSUs awarded vest.

(3)	The amounts shown in this column represent time-based restricted stock awards granted to the named executive officers under the 2019 LTIP.

(4)

Amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718. Generally, the grant date fair value of the time-based restricted stock is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs was determined using a Monte Carlo valuation conducted by an independent valuation consultant.

50	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2019.

		Stock Awards			Performance Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Edward B. Pitoniak	10/6/17	42,374	(4)	1,082,656

	8/29/18	23,324	(5)	595,928

	8/29/18				118,272	(6)	3,021,849

	2/12/19	53,326	(7)	1,362,479

	2/12/19				151,786	(8)	3,878,132

John W.R. Payne	2/26/18	8,029	(9)	205,141

	8/29/18	11,582	(5)	295,920

	8/29/18				58,728	(6)	1,500,500

	2/12/19	16,730	(7)	427,452

	2/12/19				47,620	(8)	1,216,691

David A. Kieske	11/27/17	13,478	(10)	344,363

	2/26/18	14,971	(9)	382,509

	8/29/18	8,687	(5)	221,953

	8/29/18				44,046	(6)	1,125,375

	2/12/19	17,659	(7)	451,187

	2/12/19				50,266	(8)	1,284,296

Samantha S. Gallagher	5/11/18	8,167	(11)	208,667

	8/29/18	6,654	(5)	170,010

	8/29/18				33,740	(6)	862,057

	2/12/19	13,175	(7)	336,621

	2/12/19				37,500	(8)	958,125

(1)	Value is determined by multiplying the number of unvested shares of restricted common stock by $25.55, the closing price for our common stock on December 31, 2019, the last trading day of the year.

(2)

The PSUs granted on August 29, 2018 have a three-year performance period commencing on January 1, 2018 and ending on December 31, 2020. Assuming the performance period had terminated and been valued as of December 31, 2019, these PSUs would have been earned and vested at 200% of target and, accordingly, are disclosed above in accordance with SEC rules based on achieving “superior” performance goals. The PSUs granted on February 12, 2019 have a three-year performance period commencing on January 1, 2019 and ending on December 31, 2021. Assuming the performance period had terminated and been valued as of December 31, 2019, these PSUs would have been earned and vested at 200% of target and, accordingly, are disclosed above in accordance with SEC rules based on achieving “superior” performance goals. No discount has been taken to reflect risk of forfeiture or restrictions on transferability. The actual number of PSUs that will vest for each three-year performance period will be determined at the end of the applicable three-year performance period.

(3)

Reflects the number of unearned/unvested PSUs calculated pursuant to footnote (2) above and multiplied by $25.55, the closing price for our common stock on December 31, 2019, the last trading day of the year.

(4)

Represents the unvested portion of the Initial Equity Grant to Mr. Pitoniak pursuant to his employment agreement, which vests ratably over four years, with 25% of the award having vested on each of October 6, 2018 and 2019, and the remaining 50% vesting ratably on October 6, 2020 and 2021.

(5)

Represents the unvested portion of the time-based portion of the 2018 LTIP award granted on August 29, 2018 to each of the named executive officers, which vests ratably over three years with 33.33% of the award having vested on March 31, 2019, and the remaining 66.67% vesting ratably on March 31, 2020 and 2021.

(6)

Represents the PSU portion of the 2018 LTIP award granted on August 29, 2018 to each of the named executive officers that would vest based on achieving “superior” performance goals. The PSUs have a three-year performance period from January 1, 2018 to December 31, 2020, and vest, if at all, on the basis of Absolute TSR and Relative TSR goals measured over such three-year period.

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EXECUTIVE COMPENSATION

(7)

Represents the time-based portion of the 2019 LTIP award granted on February 12, 2019 to each of the named executive officers, which vests ratably over three years with 33.33% of the award having vested on February 12, 2020, and the remaining 66.67% vesting ratably on February 12, 2021 and 2022.

(8)

Represents the PSU portion of the 2019 LTIP award granted on February 12, 2019 to each of the named executive officers that would vest based on achieving “superior” performance goals. The PSUs have a three-year performance period from January 1, 2019 to December 31, 2021, and vest, if at all, on the basis of Absolute TSR and Relative TSR goals measured over such three-year period.

(9)

Represents the 2017 Emergence-Related Awards made with respect to the 2017 partial plan year post-emergence and formation in October 2017, which vest ratably over four years, with 25% of the award having vested on each of January 15, 2019 and 2020, and the remaining 50% vesting ratably on January 15, 2021 and 2022.

(10)

Represents the unvested portion of the initial equity grant awarded to Mr. Kieske pursuant to his employment agreement, which vests ratably over four years, with 25% of the award having vested on each of November 27, 2018 and 2019, and the remaining 50% vesting ratably on November 27, 2020 and 2021.

(11)

Represents the initial equity grant awarded to Ms. Gallagher pursuant to her employment agreement in connection with her commencement of employment with the Company, which vests ratably over four years, with 25% of the award having vested on May 11, 2019, and the remaining 75% vesting ratably on May 11, 2020, 2021 and 2022.

52	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

2019 Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock for the named executive officers during the year ended December 31, 2019. None of the named executive officers held or exercised any stock options in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)

Edward B. Pitoniak	32,848	$741,383

John W.R. Payne	8,467	$181,431

David A. Kieske	16,072	$362,850

Samantha S. Gallagher	6,049	$133,822

(1)	This column represents the value realized on vesting as calculated by multiplying the closing price of our common stock on the day prior to vesting by the number of shares that vested.

Employment Agreements with Executive Officers

In 2019, we entered into amended and restated employment agreements with each of our named executive officers (each, an “employment agreement” and collectively, the “employment agreements”), which agreements are summarized below, in order to harmonize the terms between all such agreements and create a uniform form of employment agreement for all named executive officers, including providing for one consistent expiration date of December 31, 2022. The summaries below are not complete and are qualified in their entirety by reference to the full text of the agreements, which are included as exhibits to the 2019 Annual Report.

CHIEF EXECUTIVE OFFICER

Mr. Pitoniak’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Pitoniak is entitled to receive an annual base salary of at least $765,000. Mr. Pitoniak is also eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 125% of his base salary (as may be increased from time to time) and a maximum value of 250% of his base salary (as may be increased from time to time), and equity awards with a target value of at least 375% of Mr. Pitoniak’s base salary.

If Mr. Pitoniak’s employment is terminated by us without “cause” (as defined in the employment agreement), or by him for “good reason” (as defined in the employment agreement), he is entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of 150% of base salary and the target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro-rata cash bonus for the year of termination, (3) a $40,000 cash payment, (4) accelerated vesting of time-based equity awards, (5) non-forfeiture of a pro-rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 200% of base salary and target bonus and is paid in a lump sum rather than over 12 months, (ii) the pro rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year and (iii) non-forfeiture of all (rather than a pro rata portion of) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination.

If Mr. Pitoniak’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Mr. Pitoniak’s employment is terminated because we elect not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other similarly situated executives of the Operating Partnership, but he will not be entitled to any cash severance. The specific terms of Mr. Pitoniak’s equity grants made in 2019 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

53

EXECUTIVE COMPENSATION

Mr. Pitoniak’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Pitoniak giving a notice of non-renewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

Mr. Pitoniak’s employment agreement is generally consistent with his prior employment agreement other than: changes to the compensation and change in control arrangements described above, removal of outdated sign-on provisions, updates of certain non-substantive language, conforming changes across the form of employment agreement for all of our named executive officers, an update to the term of employment (extending the term to December 31, 2022), to conform the non-renewal notice period, and an extension of the Company’s cure period for certain events within the “good reason” definition from 10 days to 30 days.

PRESIDENT AND CHIEF OPERATING OFFICER

The employment agreement with Mr. Payne pursuant to which he serves as our President and Chief Operating Officer is intended to bring Mr. Payne onto the form of employment agreement used for the other Company named executive officers and additionally extended the term of Mr. Payne’s employment to December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Payne is entitled to receive an annual base salary of at least $1,200,000. Mr. Payne also is eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 75% of his base salary (as may be increased from time to time) and a maximum value of 150% of his base salary (as may be increased from time to time) and, commencing in 2020, equity awards with a target value of at least 125% of Mr. Payne’s base salary.

If Mr. Payne’s employment is terminated by us without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), or due to our non-renewal of the employment term, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to 125% of base salary and the target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro-rata cash bonus for the year of termination, (3) a $27,500 cash payment; (4) accelerated vesting of time-based equity awards; (5) non-forfeiture of a pro rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals; and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 175% of base salary and target bonus, and is paid in a lump sum rather than over 12 months; (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year; (iii) non-forfeiture of all (rather than a pro rata portion of) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination and (iv) a cash payment of $40,000 rather than $27,500.

If Mr. Payne’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Mr. Payne’s employment is terminated because we elect not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other similarly situated executives of the Operating Partnership, but he will not be entitled to any cash severance. The specific terms of Mr. Payne’s equity grants made in 2019 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

Mr. Payne’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Payne giving a notice of non-renewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Mr. Kieske’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Kieske is entitled to receive an annual base salary of at least $475,000. Mr. Kieske also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 95% of his base salary (as may be increased from time to time) and a maximum value of 190% of his base salary (as may be increased from time to time), and equity awards with a target value of at least 200% of his base salary.

54	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

If Mr. Kieske’s employment is terminated without cause or by him for good reason, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Mr. Kieske’s base salary and target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards, (4) non-forfeiture of a pro rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment and (6) the lapsing of any transfer restrictions on vested equity awards.

If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year, (iii) non-forfeiture of all (rather than a pro rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination and (iv) a cash payment of $40,000 rather than $27,500.

If Mr. Kieske’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Mr. Kieske’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other Executive Vice Presidents of the Operating Partnership, but he will not be entitled to any cash severance. If Mr. Kieske’s employment is terminated because he elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance. Mr. Kieske’s employment agreement also provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment. The specific terms of Mr. Kieske’s equity grants made in 2019 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

Mr. Kieske’s employment agreement is generally consistent with his prior employment agreement other than: changes to the compensation and change in control arrangements described above, removal of outdated sign-on provisions, updates of certain non-substantive language, conforming changes across the form of employment agreement for all of our named executive officers, an update to the term of employment (extending the term to December 31, 2022), to conform the non-renewal notice period, and an extension of the Company’s cure period for certain events within the “good reason” definition from 10 days to 30 days.

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Ms. Gallagher’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Ms. Gallagher is entitled to receive an annual base salary of at least $405,000. Ms. Gallagher also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 90% of her base salary (as may be increased from time to time) and a maximum value of 180% of her base salary (as may be increased from time to time), and equity awards with a target value of at least 175% of her base salary.

If Ms. Gallagher’s employment is terminated without cause or by her for good reason, she will be entitled to certain severance benefits set forth below, subject to her executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Ms. Gallagher’s base salary and target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year, (iii) non-forfeiture of all (rather than a pro rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination and (iv) a cash payment of $40,000 rather than $27,500.

55

EXECUTIVE COMPENSATION

If Ms. Gallagher’s employment is terminated due to her death or “disability” (as defined in the employment agreement), she will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Ms. Gallagher’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other Executive Vice Presidents of the Operating Partnership, but she will not be entitled to any cash severance. If Ms. Gallagher’s employment is terminated because she elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but she will not be entitled to any other severance. Ms. Gallagher’s employment agreement also provides for customary non-competition (with an exception for the practice of law) and non-solicitation covenants that apply for one year after her termination of employment. The specific terms of Ms. Gallagher’s equity grants made in 2019 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

Ms. Gallagher’s employment agreement is generally consistent with her prior employment agreement other than: changes to the compensation and change in control arrangements described above, removal of outdated sign-on provisions, updates of certain non-substantive language, conforming changes across the form of employment agreement for all of our named executive officers, an update to the term of employment (extending the term to December 31, 2022), to conform the non-renewal notice period, and an extension of the Company’s cure period for certain events within the “good reason” definition from 10 days to 30 days.

Potential Payments Upon Termination or Change in Control

The following table reflects the payment obligations (including the value of certain benefits) pursuant to the compensation arrangements for each of our named executive officers under our existing plans, employment agreements and award agreements, assuming various scenarios, including a termination of employment and/or a change in control, in each case assuming such termination had occurred on December 31, 2019. The amounts shown in the table do not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of the Company. The potential payments were determined under the terms of each named executive officer’s employment agreement in effect on December 31, 2019 and in accordance with our plans and arrangements in effect on December 31, 2019.

In providing the estimated potential payments below, we have assumed that there are no (1) accrued but unpaid salary and annual bonuses amounts outstanding or (2) unpaid reimbursements for expenses incurred prior to the date of termination.

56	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Benefit	Non-Renewal by Company ($)	Termination without Cause or for Good Reason (no Change in Control) ($)	Termination in Connection with a Change in Control ($)	Death or Disability ($)

Edward B. Pitoniak

	Cash Severance	—	2,179,063	3,482,500	—

	Pro-Rated Bonus	—	1,912,500	1,912,500	1,912,500

	Accelerated Vesting of Restricted Stock(1)	3,041,063	3,041,063	3,041,063	3,041,063

	Accelerated Vesting of PSUs(2)	3,307,277	3,307,277	6,899,982	3,307,277

	Total	6,348,340	10,439,903	15,336,045	8,260,840

John W.R. Payne

	Cash Severance	—	3,190,000	3,715,000	—

	Pro-Rated Bonus	—	1,800,000	1,800,000	1,800,000

	Accelerated Vesting of Restricted Stock(1)	928,513	928,513	928,513	928,513

	Accelerated Vesting of PSUs(2)	1,405,897	1,405,897	2,717,191	1,405,897

	Total	2,334,410	7,324,410	9,160,704	4,134,410

David A. Kieske

	Cash Severance	—	953,750	1,429,375	—

	Pro-Rated Bonus	—	902,500	902,500	902,500

	Accelerated Vesting of Restricted Stock(1)	1,400,012	1,400,012	1,400,012	1,400,012

	Accelerated Vesting of PSUs(2)	1,178,349	1,178,349	2,409,672	1,178,349

	Total	2,578,361	4,434,611	6,141,559	3,480,861

Samantha S. Gallagher

	Cash Severance	—	797,000	1,194,250	—

	Pro-Rated Bonus	—	729,000	729,000	729,000

	Accelerated Vesting of Restricted Stock(1)	715,298	715,298	715,298	715,298

	Accelerated Vesting of PSUs(2)	894,080	894,080	1,820,182	894,080

	Total	1,609,377	3,135,377	4,458,730	2,338,377

(1)

Represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding restricted stock awards assuming the acceleration occurred on December 31, 2019 and based on the closing price for our common stock on such date ($25.55).

(2)

Represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding PSU awards assuming the acceleration occurred on December 31, 2019 and based on the closing price for our common stock on such date ($25.55). Assuming a termination or change in control occurred on December 31, 2019, the calculations regarding the accelerated vesting for the 2018-2021 performance period and the 2019-2022 performance period are based on the number of PSUs that would vest assuming target level of performance. Pursuant to the terms of the employment agreements and applicable award agreements:

•

For Non-Renewal by the Company, Termination without Cause or for Good Reason (no Change in Control), and Death or Disability, a pro rata portion (determined based on the number of days elapsed between the start of the performance period through the date of termination) of the PSUs shall remain outstanding during the performance period and shall vest and be settled, if and to the extent, the applicable performance conditions are achieved at the end of the performance period.

•

For Termination in connection with a Change in Control, the PSUs shall become vested and settled as of the date of consummation of the change in control based on the greater of target or actual performance through the date immediately prior to the consummation of the change in control (and will not be pro-rated based on actual days worked during the performance period).

57

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer).

To identify our median employee, we calculated the total annual compensation for each employee by using W-2 taxable income for the twelve-month period that ended on December 31, 2019. Total compensation for these purposes included base salary, bonus, the value of restricted shares that vested during 2019 and dividends paid upon the vesting of restricted shares and was calculated using internal payroll/tax records. In addition, we annualized the wages of full-time employees who were hired during 2019 but did not work for us for the entire fiscal year. We did not make any other assumptions, adjustments or estimates, nor did we apply any cost of living adjustments as part of the calculation.

We selected the median employee (a part-time golf team member) based on the 144 full-time, part-time, temporary and seasonal workers who were employed as of December 31, 2019. We have no non-U.S. employees.

After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table. The 2019 annual total compensation of our median employee was $19,595. The 2019 annual total compensation of our Chief Executive Officer, as reported in our Summary Compensation Table, was $5,555,658. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 284 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our primary business is that of a triple-net REIT, consisting of owning and acquiring gaming, hospitality and entertainment destinations, subject to long-term triple net leases. We also own and operate four championship golf courses located near certain of our properties, which were transferred to us upon our emergence from CEOC’s bankruptcy proceedings. Our golf course employees, which consist primarily of part-time and seasonal workers, represent 128, or 89%, of our total employees. If we exclude the employees at the four golf courses, and only consider our 16 full-time corporate employees, the resulting pay ratio would be 22 to 1.

Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

58	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2019, relating to equity compensation plans of the Company pursuant to which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	582,006	N/A	11,608,657	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	582,006	$—	11,608,657

(1)

Represents shares of common stock that may be issued upon settlement of PSUs. The number of shares to be issued in respect of PSUs outstanding as of December 31, 2019 has been calculated based on the assumption that superior levels of performance applicable to the PSUs would have been achieved. We have no outstanding options, warrants or rights.

(2)	Represents shares of our common stock available for issuance under our stock incentive plan.

59

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Introduction

In accordance with SEC rules, we are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We believe that the Company has created a compensation program deserving of stockholder support. Along those lines, at the 2019 annual meeting of stockholders, over 99% of the votes cast supported our executive compensation program. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. Our compensation arrangements are designed to reward our executives for achieving both short- and long-term performance goals that are aimed at driving increases in our equity value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented incentive plans. Our Compensation Committee reviews and considers this philosophy and makes adjustments as it determines necessary or appropriate.

Please read “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2019 compensation of our named executive officers.

The Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in its Proxy Statement for its 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

Approval of this non-binding, advisory “Say-on-Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any named executive officer, and it will not be binding on or overrule any decisions by our Board of Directors or our Compensation Committee. Nevertheless, our Board of Directors highly values input from our stockholders, and our Compensation Committee will carefully consider the results of this vote when making future decisions about executive compensation. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval (on a non-binding, advisory basis) of the “Say-on-Pay” proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

60	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PROPOSAL 4: AMENDMENT TO OUR BYLAWS TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS

Introduction

After careful consideration and upon the recommendation of our Nominating and Governance Committee, the Board has approved, subject to stockholder approval, and recommends that our stockholders approve, an amendment to our bylaws to eliminate all supermajority voting standards.

Currently, Article XVII of our bylaws provides that our bylaws may be altered, amended or repealed by our Board or by our stockholders by the affirmative vote of a majority of all votes entitled to be cast, except for certain provisions that may be amended only upon a supermajority vote of our stockholders, (the “Supermajority Bylaw Provisions”) as follows:

•	the provision under which we have elected to opt out of the Maryland Control Share Acquisition Act (Article II, Section 13);

•

the provision relating to certain preferred stock that may be outstanding prior to the adoption of any stockholder rights plan, none of which preferred is currently outstanding (the last sentence of Article XVIII); and

•	the amendment provision of our bylaws (Article XVII).

Our Nominating and Governance Committee and Board frequently review the Company’s governance structure and practices. As part of this review, the Nominating and Governance Committee and the Board considered the advantages and disadvantages of maintaining a supermajority voting standard to amend the Supermajority Bylaw Provisions which were put in place by our foundational stockholders at the time of our formation in October 2017 and prior to our initial public offering. The Board recognizes that many investors may view supermajority voting provisions in corporate governance documents as conflicting with principles of good corporate governance. For example, some stockholders and commentators argue that supermajority voting standards should be eliminated as they may be perceived as limiting a board’s accountability to stockholders or stockholder participation in a company’s corporate governance. The Nominating and Governance Committee and Board also recognized that the higher threshold required to amend the Supermajority Bylaw Provisions could be viewed as protective of our stockholders by assuring that fundamental changes to our corporate governance are made by a substantial majority of our stockholders.

After carefully considering the advantages and disadvantages of the existing supermajority voting standards, including conducting discussions with stockholders representing holders of approximately 75% of our common stock, and in light of the Nominating and Governance Committee’s and the Board’s view that a majority of the votes entitled to be cast standard provides more accountability to our stockholders and promotes stronger corporate governance, we believe that allowing our stockholders to amend our bylaws by majority vote is in our best interests and in the best interests of our stockholders. Accordingly, upon the recommendation of the Nominating and Governance Committee, the Board approved, subject to stockholder approval, and recommends that stockholders approve a proposed amendment to Article XVII of our bylaws (the “Bylaws Amendment”) that removes the supermajority voting standard for stockholder approval to amend the Supermajority Bylaw Provisions. Upon the adoption of this amendment, our stockholders will be empowered to amend, alter or repeal any provision in our bylaws upon the affirmative vote of a majority of all the votes entitled to be cast. A copy of the proposed Bylaws Amendment is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal.

If this proposal is approved by our stockholders, the Bylaws Amendment will become immediately effective.

Vote Required

The affirmative vote of seventy-five percent (75%) of the votes entitled to be cast on the matter is required for approval of an amendment to our bylaws to eliminate all supermajority voting provisions. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of a vote “against” the amendment, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR BYLAWS TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS.

61

AUDIT COMMITTEE REPORT

The following is a report by the Audit Committee of our Board of Directors regarding the responsibilities and functions of the Audit Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

Management is responsible for the Company’s internal controls and financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue its reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to our Board of Directors.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with GAAP. The Company’s independent auditor, Deloitte, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

We reviewed and discussed with management, the internal auditor and Deloitte the audited financial statements. We discussed with Deloitte matters that independent registered public accounting firms must discuss with audit committees under applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. We also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte the Company’s internal control over financial reporting; and (ii) reviewed and discussed with management and Deloitte their respective assessment of the effectiveness of the Company’s internal control over financial reporting. Based on our review and the discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee:

Diana F. Cantor (Chair)

Elizabeth I. Holland

Craig Macnab

62	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table lists the fees for services rendered by our independent registered public accounting firm for the year ended December 31, 2019.

Type of Fees	2019	2018

Audit Fees (1)	$971,984	$1,009,630

Audit-Related Fees(2)	$1,247,717	$369,200

Tax Fees	—	—

All Other Fees	—	—

Total	$2,219,701	$1,378,830

(1)	Audit fees include:

•	audit of the Company’s annual financial statements, including the audits of various subsidiaries’ financial statements;
•	Sarbanes-Oxley Section 404 services;
•	consents and other services related to SEC matters; and
•	related out-of-pocket expenses.

(2)	Audit-related fees for 2018 and 2019 relate to assistance with the Company’s due diligence review of certain potential and executed acquisitions, as well as other transactions.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

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OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to timely file these reports by those due dates by these persons in the most recent fiscal year or prior fiscal years.

Based solely on a review of the copies of the forms received and written representations, we believe that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities have timely filed all reports required by Section 16(a) of the Exchange Act, except for six separate small purchases between 2018 and 2020 by one reporting person that were required to have been reported. These transactions each related to automatic reinvestment of cash dividends in shares of our common stock by the reporting person’s broker, which transactions had not been reported to the Company. Upon identifying the matter, Mr. Kieske instructed the broker to cease reinvesting his dividends, and the transactions were reported on a Form 4 filed on behalf of Mr. Kieske in February 2020.

List of Stockholders

A list of our stockholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and at least ten days prior to our Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our offices in 535 Madison Avenue, 20th Floor, New York, New York 10022.

Annual Report

The Company’s 2019 Annual Report is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

Changing the Way You Receive Proxy Materials in the Future

Instead of receiving a Notice of Availability in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper Proxy Card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Availability in the mail. If you received a paper copy of the proxy materials or the Notice of Availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice of Availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.

Householding of Proxy Materials

Registered and “street-name” stockholders who reside at a single address receive only one annual report and proxy statement at that address unless a stockholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a stockholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2019 Annual Report, we will send a copy to you promptly if you address your written request to the Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022, or emailing corporate.secretary@viciproperties.com. Stockholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.

64	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

OTHER MATTERS

Stockholder Proposals for 2021 Annual Meeting

Stockholder proposals intended to be presented at the 2021 annual meeting of stockholders must be received by our Secretary no later than November 13, 2020 in order to be considered for inclusion in our proxy statement relating to the 2021 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022.

For any nomination or other business to be properly presented by a stockholder at the 2021 annual meeting, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing to the Secretary of the Company and any such other business must otherwise be a proper matter for action by the stockholders. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day (October 14, 2020) nor later than 5:00 p.m., Eastern Time, on the 120th day (November 13, 2020) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting of stockholders, or to introduce an item of business at such meeting. A stockholder must notify our Secretary in writing of the director nominee or the other business.

Other Matters to Come Before the 2020 Annual Meeting

Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

* * * * *

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

March 13, 2020

New York, New York

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APPENDIX A

Bylaws Amendment

Set forth below is the current text of Article XVII of our bylaws with the deletion proposed by Proposal 4 indicated by strike-out:

ARTICLE XVII

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, or by the stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. ~~Notwithstanding anything to the contrary herein, (i) Section 13 of Article II of these Bylaws may not be altered, amended or repealed except by the stockholders, by the affirmative vote of at least two-thirds (66.67%) of all the votes entitled to be cast on the matter, and (ii) this Article XVII and the last sentence of Article XVIII of these Bylaws may not be altered, amended or repealed except by the stockholders, by the affirmative vote of at least seventy-five percent (75%) of all the votes entitled to be cast on the matter.~~ No bylaw adopted, altered, amended or repealed by the stockholders shall be repealed, altered, amended or readopted by the Board of Directors.

66	VICI PROPERTIES INC. — 2020 PROXY STATEMENT

VICI PROPERTIES INC. 535 MADISON AVENUE 20TH FLOOR NEW YORK, NY 10022 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received the day before the meeting date. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E94381-P34418 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VICI PROPERTIES INC. The Board of Directors recommends you vote FOR all of the nominees listed below: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Election of Directors Nominees: 1a. James R. Abrahamson 1b. Diana F. Cantor 1c. Monica H. Douglas 1d. Elizabeth I. Holland 1e. Craig Macnab 1f. Edward B. Pitoniak 1g. Michael D. Rumbolz For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. To approve (on a non-binding, advisory basis) the compensation of our named executive officers. To amend our bylaws to eliminate all supermajority voting provisions. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E94382-P34418 VICI PROPERTIES INC. Annual Meeting of Stockholders April 30, 2020 11:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David A. Kieske and Samantha S. Gallagher and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of VICI PROPERTIES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on April 30, 2020 at the InterContinental New York Barclay Hotel, 111 E. 48th Street, New York, NY 10017, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, with respect to proposals 1 through 4, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). Continued and to be signed on reverse side